UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Gold Resource Corporation

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Notice of 2016 Annual Meeting of Shareholders	Meeting Information

	DATE:	June15, 2016
	TIME:	8:00 a.m. Mountain Time

April 29, 2016

Dear Shareholders,

You are invited to attend Gold Resource Corporation’s 2016 Annual Meeting of Shareholders. At the meeting, shareholders will vote:

To elect four (4) directors to serve until the next annual meeting of shareholders;

To approve the 2016 Equity Incentive Plan; and

To ratify the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2016

Shareholders also will transact such other business as may properly come before the meeting. These items of business are more fully described in the proxy statement accompanying this notice.  Please read it carefully.

Your vote is important. You are urged to submit your proxy so that your shares can be voted at the meeting in accordance with your instructions.   If you plan to attend and vote at the meeting, please see “Attending the Meeting” on page 33 for information on how to attend and cast your vote at the meeting.

Cordially,

Jessica M. Browne, Secretary

	LOCATION:	The Mining Exchange (a Wyndham Grand Hotel) 8 South Nevada Avenue Colorado Springs, CO 80903

How You Can Vote

You are entitled to notice of and to vote at the meeting, or at any adjournments or postponements thereof, if you held our common stock as of the close of business on April 8, 2016.

We utilize the “Notice and Access” model permitted by the U.S. Securities and Exchange Commission for distributing our annual meeting materials electronically to certain of our shareholders. Some shareholders may also automatically receive our annual meeting materials in paper form. You may elect to receive your materials in either format. Please see “How We Use the E-Proxy Process (Notice & Access)” on page 29 for more information.

To make sure that your shares are represented at the meeting, please cast your vote by one of the following methods:

	Online	Log on to www.proxyvote.com and enter the control number provided on your notice or proxy card
	Telephone	Dial 1-800-690-6903 using a touch-tone telephone and following the menu instructions
	Mail	Complete and sign a paper proxy card or instruction form and mail it in the postage-paid envelope
	In Person	Attend the meeting (see page 33 for more information)

How You Can Access Proxy Materials Online

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting:

The Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2015 of Gold Resource Corporation are available on the internet at http://www.proxyvote.com

Proxy Summary

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before casting your vote.

Meeting Agenda	Governance Highlights Since 2015

Election of 4 Directors (page 2)

• Your Board recommends a vote for each nominee.

• The Board will reduce the number of directors from five to four following the 2016 Annual Meeting to eliminate the vacancy created by Mr. Falck not standing for re-election.

New Director Appointed

•

Alex Morrison, director of several publicly-held mining companies, joined the Board in early 2016 as an independent director and will begin serving on all board committees following the 2016 Annual Meeting.

Approval of 2016 Equity Incentive Plan (page 17)

• Your Board recommends a vote for approval of a new equity incentive plan.

• The 2016 Plan reserves 5,000,000 shares of common stock which increases shares available for grants by 4,640,000 shares.

• The 2016 Plan permits various types of awards giving the Company maximum flexibility for its compensation program.

Looking to the Future

•

The equity plan was last updated in 2010. A new equity plan will better position the Company to compete with peers for talent and incentivize and retain employees with greater flexibility of award types means less potential dilution and longer plan life.

•

Executive Employment Agreements implemented in 2015 reduces the potential severance obligations of the Company.

Ratify Independent Accounting Firm (page 26) • Your Board recommends a vote to ratify EKS&H LLLP as the independent registered public accounting firm appointed for 2016.	Adjusting to Align with Expectations • The Company engaged EKS&H LLLP as its new independent accounting firm in an effort to align audit costs with expectations for a company of our size.

2015 Summary Executive Compensation

Name and Principal Position	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Jason Reid CEO & President	$600,000	$5,000	$136,431	—	$58,015	$799,446
John Labate Chief Financial Officer	199,167	5,000	155,921	—	23,039	383,127
Richard Irvine Chief Operating Officer	300,000	5,000	97,451	—	30,528	432,979
Barry Devlin VP Exploration	330,000	5,000	97,451	—	18,634	451,085
Greg Patterson VP Corporate Development	200,000	5,000	77,960	—	39,178	322,138
Jessica Browne VP Legal, General Counsel & Secy.	200,000	5,000	77,960	—	39,178	322,138

2015 Pay-setting Considerations

•	No base salary increases
•	No significant cash bonuses
•	Declining share price and continued underwater awards due to struggling mining industry
•	New employment agreements with lower severance obligations

Proxy Statement

GOLD RESOURCE CORPORATION, 2886 Carriage Manor Point, Colorado Springs, Colorado 80906

Gold Resource Corporation (“we”, “our”, “us” or “the Company”) is sending you this proxy statement and a proxy card or voting instruction form (or a Notice of Internet Availability of Proxy Materials, as applicable) in connection with the solicitation of proxies, on behalf of its Board of Directors, for the 2016 Annual Meeting of Shareholders to be held on Wednesday, June 15, 2016, at the Mining Exchange, a Wyndham Grand Hotel, 8 Nevada Avenue, Colorado Springs, Colorado 80903, or at any adjournment or postponement of the meeting.  This proxy statement, the enclosed proxy card or instruction form, and our 2015 annual report to shareholders, were first provided to our shareholders on or about May 6, 2016.  All shareholders are invited to attend the meeting in person. Please submit your vote by telephone, mobile device, the Internet, or, if you received your materials by mail, you can also complete and return your proxy or voting instruction form.

Governance

PROPOSAL 1 - ELECTION OF DIRECTORS

What are you voting on?

At the 2016 Annual Meeting, four directors are nominated for election to hold office until the 2017 annual meeting and until their successors have been elected and qualified. All nominees currently serve as directors of the Company.  Tor Falck is not standing for re-election at the 2016 Annual Meeting. The Board has determined to reduce its size by one director immediately following the meeting to eliminate the vacancy that will be created by Mr. Falck not standing for re-election.

☑ Your Board recommends a vote “FOR” all of the nominees listed below:

Bill M. Conrad  Independent	Director since: 2006	Age: 59	Birthplace: U.S.A.
Committees: AC, CC**, NC**
	Current Role: • Chairman of the Board (since 2014)		Current Public Company Boards: • PetroShare Corp. Past Public Company Boards: • Synergy Resources Corp.
Background and Experience:

• Mr. Conrad served as a director of Synergy Resources Corporation until March 2016 and served as its vice president and corporate secretary from May 2005 until September 2008. From 1990 to 2012, Mr. Conrad served as vice president, chief financial officer and a director of MCM Capital Management Inc., a privately-held financial management and consulting company he co-founded.

• Our Board believes that the management and corporate finance experience developed by Mr. Conrad over 35 years serving as an executive officer and director of numerous private and publicly-traded companies, his extractive industry experience, as well as his familiarity with relevant accounting principles and financial statement presentation, qualifies Mr. Conrad to serve as a director.

Jason D. Reid	Director since: 2010	Age: 43	Birthplace: U.S.A.
Committees: None
	Current Roles: • Director • Chief Executive Officer (since 2013) • President (since 2010)		Past Public Company Boards: • Canamex Resources Corp.
Background and Experience:

• Mr. Reid joined the Company in May 2006 and was promoted to Vice President of Corporate Development in 2008 and to President in July 2010. He has served as CEO since 2013. Mr. Reid was part of the management team that helped the Company evolve from an exploration stage start-up company to the gold and silver producer it is today. Prior to joining the Company, Mr. Reid spent 13 years successfully operating two private businesses he founded. Mr. Reid received a Bachelor of Science degree in 1995 from Fort Lewis College.

• Mr. Reid is the brother-in-law of Greg Patterson, VP Corporate Development.

• Our Board of Directors believes that Mr. Reid’s entrepreneurial experience, as well as over ten years of mining industry experience, significant participation in the development of business strategy and decision-making for the Company, and skills related to risk assessment and analyzing complex local issues in Mexico provides him with the appropriate experience and qualifications to serve as a member of our Board.

Professional Affiliations:

•

Society of Economic Geologists

•

Society for Mining, Metallurgy and Exploration

Gary C. Huber  Independent	Director since: 2013	Age: 64	Birthplace: U.S.A.
Committees: AC**, CC, NC
	Current Role: • Director		Current Public Company Boards: • UR-Energy Inc. Past Public Company Boards: • Capital Gold Corp. Other Boards: • Denver Gold Group (past)
Background and Experience:

• Dr. Huber is a mining executive with over 35 years of natural resource industry experience.  He is the founder and managing member of Rangeland E&P, LLC, a private company established for oil and gas exploration in 2006.  From 2007 to 2012, Dr. Huber was the president and chief executive officer of Neutron Energy, Inc., a private uranium development company.  Dr. Huber was one of the founders of Canyon Resources Corporation in 1979, which subsequently merged into Atna Resources Ltd., and served in various executive and board capacities, including Chief Financial Officer, until 2006.  Dr. Huber holds a Ph.D in geology from Colorado School of Mines and received a Bachelor of Science in Geology from Fort Lewis College.

• Our Board believes that Dr. Huber is well-qualified to serve as a director of the Company as a result of his extensive mining industry experience including in areas of executive management, finance and risk assessment developed by serving as an executive officer and director of publicly traded natural resource companies.

Professional Affiliations and Licenses:
• Society of Economic Geologists • Society for Mining, Metallurgy and Exploration • Utah registered Professional Geologist

Alex G. Morrison  Independent	Director since: 2016	Age: 52	Birthplace: Scotland
Committees: Will serve AC, CC, NC effective June 15, 2016
	Current Role: • Director		Current Public Company Boards: • Detour Gold Corporation • Taseko Mines Ltd. • Pershing Gold Corporation
Background and Experience:

• Mr. Morrison was appointed to the Board in March 2016. He has 30 years of mining industry experience and has held senior executive positions at a number of mining companies, most recently as vice president and chief financial officer of Franco Nevada Corporation from 2007 to 2010.  Mr. Morrison also held senior executive and financial positions at Newmont Mining Corporation, NovaGold Resources Inc., Homestake Mining Company, Phelps Dodge Corporation and Stillwater Mining Company.  Mr. Morrison began his career with PricewaterhouseCoopers LLP after obtaining his Bachelor of Arts in Business Administration from Trinity Western University.

• Our Board believes Mr. Morrison’s experience and skills developed as an executive officer and director for several publicly traded mining companies provide him with the appropriate background in matters related to finance and accounting, mining operations and risk assessment and make him well-qualified to serve as a director of the Company.

Professional Affiliations and Licenses:
• Chartered Professional Accountant

AC	Audit Committee
CC	Compensation Committee
NC	Nominating & Corporate Governance Committee
**	Denotes Committee Chair

Board Leadership Structure and Risk Oversight

The Board does not have a policy regarding the separation of the roles of CEO and Chairman of the Board, as the Board believes it is in the best interest of our Company to make that determination periodically based on the position and direction of our Company and the membership of the Board.  At the present time, our CEO and Chairman roles are separated.  Upon the retirement of our former Chairman and CEO, Jason Reid was appointed as CEO and the Board of Directors appointed Mr. Conrad to serve as Chairman of the Board.  As the longest tenured director and with significant experience serving on boards for the past thirty years, Mr. Conrad brings extensive knowledge of the Company’s history in addition to experience with various companies in natural resource industries.  He works closely with Jason Reid in his capacity as Chairman.  The Board also does not have a policy that designates a lead independent director at this time; however, Mr. Conrad, as Chairman of the Board and the longest tenured independent director, leads meetings of the independent directors.

Companies such as ours face a variety of risks, including financial reporting, legal, credit, liquidity, operational and cybersecurity risk. The Board believes an effective risk management system will (1) timely identify the material risks that we face, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) implement or oversee implementation of appropriate and responsive risk management strategies consistent with our risk profile, and (4) integrate risk management into our decision-making.

The Board as a whole oversees risk management after receiving briefings from management and advisors as well as based on its own analysis and conclusions regarding the adequacy of our risk management processes.

Board Diversity

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees.  However, our Nominating and Governance Committee annually reviews the individual skills and characteristics of our directors, as well as the composition of the Board as a whole, and strives to nominate individuals with a variety of complementary skills so that, as a group, the Board possesses the appropriate talent, skills, and expertise to oversee our businesses.  This assessment includes consideration of independence, diversity, age, skills, expertise, time availability, and industry backgrounds in the context of the needs of the Board and our Company.  A broad range of perspectives are considered, including both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board.

Director Independence and Related Party Transactions

As of the date of this proxy statement, we have five directors, including four independent directors, as follows:

•	Bill M. Conrad (independent);
•	Tor Falck (independent);
•	Gary C. Huber (independent)
•	Alex G. Morrison (independent); and
•	Jason D. Reid.

An “independent” director is a director whom the Board of Directors has determined satisfies the requirements for independence including those established under the Sarbanes–Oxley Act of 2002,

section 10A(m)(3) of the Exchange Act and under section 803A of the NYSE MKT LLC Company Guide (“NYSE MKT Rules”).

We consider “related party transactions” to be transactions between the Company and (i) a director, officer, director nominee or beneficial owner of greater than five percent of our common stock; (ii) the spouse, parents, children, siblings or in-laws of any person named in (i); or (iii) an entity in which one of our directors and officers is also a director or officer or has a material financial interest.  The Audit Committee is vested with the responsibility of evaluating and approving any potential related party transaction, unless a special committee consisting solely of disinterested and independent directors  (as defined in the NYSE MKT Rules) is appointed by the Board of Directors.  Our policies and procedures for related party transactions are set forth in writing in our Corporate Governance Guidelines and Audit Committee Charter.

William Reid, the Company’s former Chairman, CEO and the father of Jason Reid and father-in law of Greg Patterson, previously acquired the building used for the Company’s executive headquarters and leases back a portion of the property to the Company for continued use as its executive offices. The Company also maintains an ongoing consulting arrangement with William Reid for services related to business development. Neither the fees paid under the lease nor the consulting agreement exceeded $120,000 individually or in the aggregate during 2015. The Audit Committee monitors the transactions with Mr. Reid and has determined them to be fair in price and in the best interest of the Company.

2015 Director Compensation

We pay our independent directors a monthly cash retainer fee based on factors including tenure, committee membership and chairman duties.  Mr. Conrad receives $20,000 per month as Chairman of the Board.  Mr. Falck receives $8,000 per month.  In 2015, Dr. Huber’s compensation was increased from $9,000 per month to $12,000 per month, reflecting the increased level of responsibility commensurate with serving as Chairman of the Audit Committee. During 2015, the directors each received options to purchase 75,000 shares of common stock. The directors also received an end-of-the year recognition award on the same basis as the named executive officers, consisting of $5,000 cash and a gold and silver round, which were grossed-up for income tax purposes, and are discussed in more detail in the Compensation and Discussion Analysis below.

The table below summarizes the compensation of our independent directors and whose compensation is not disclosed in the Summary Compensation Table for the fiscal year ended December 31, 2015:

Name	Fees Earned or paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Bill M. Conrad	$240,000	—	$58,470	—	$9,888	$308,358
Tor Falck	96,000	—	58,470	—	6,226	160,696
Gary C. Huber	123,000	—	58,470	—	9,177	190,647

All directors are reimbursed for reasonable and necessary expenses incurred in their capacities as such.

Board Committees and Meetings

The Board of Directors maintains an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.  During the year ended December 31, 2015, the Board of Directors met nine times, including one non-executive session, and took action by consent in lieu of a meeting on seven other occasions.  No director attended less than 75% of the Board meetings held during 2015.  All directors attended the 2015 Annual Shareholders’ Meeting.

Audit Committee.  The Audit Committee has been established to oversee the accounting and financial reporting of the Company and is currently comprised of Gary Huber as Chairman, Bill Conrad, and Tor Falck. Mr. Morrison will begin serving on the committee as a member effective June 15, 2016.  Each of the Audit Committee members is independent under the NYSE MKT Rules.  Among other duties, the Audit Committee is responsible for engaging the independent registered public accounting firm to conduct the financial audit for the Company and to confirm, prior to such engagement, that such independent registered public accounting firm is independent of the Company.

It is the policy of the Audit Committee to review and approve the engagement of the independent auditors, including the scope, extent and procedures of audit and non-audit services to be performed for the Company, the content and results of the audit performed by the auditors and any recommendations made by the auditors and to oversee any other aspects of the engagement of the independent auditors, including but not limited to resolution of disagreements between management and the auditor regarding financial reporting and other audit, review or attest services, and the compensation to be paid therefore, and all other matters the Audit Committee deems appropriate.  The Audit Committee also oversees our financial reporting process, and is responsible for drafting an Audit Committee Report to be included with our proxy statement.

Our Board of Directors has determined that Dr. Huber, the Chairman of the Audit Committee, qualifies as an audit committee financial expert, as defined by the applicable regulations of the SEC, in that he has (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls over financial reporting; and (v) an understanding of the audit committee functions.  Dr. Huber acquired these attributes through his experience serving as chairman of the audit committee, a director and executive officer of other publicly traded companies.

The Audit Committee held six meetings during the last fiscal year and no Audit Committee member attended less than 75% of the meetings.  The full responsibilities of the Audit Committee are set forth in its formal written charter, which is available on our web site at www.goldresourcecorp.com.

Audit Committee Report.  The Audit Committee of the Board of Directors is pleased to present this Audit Committee Report:

We have reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2015 with management and have reviewed related written disclosures of KPMG LLP, our independent registered public accounting firm for 2015, as required by SAS 114, with respect to those statements.  We have reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with KPMG LLP its independence in connection with its audit of our most recent financial statements.  Based on this review and these discussions, we recommended to the Board of Directors that the financial statements be included in our annual report on Form 10-K for the year ended December 31, 2015.

Gary C. Huber (Chairman and member)

Bill M. Conrad (member)

Tor Falck (member)

Compensation Committee.  The Compensation Committee, currently comprised of Bill Conrad (Chairman), Tor Falck and Gary Huber, is responsible for establishing the compensation of our CEO, reviewing and recommending the compensation of our executive officers and directors and making recommendations to the Board regarding our general compensation, benefits, perquisites, policies and practices, including, without limitation, our incentive compensation plans and equity-based compensation plans, and preparing a Compensation Committee Report to be included with our proxy statement.  Mr. Morrison will begin serving on the committee as a member effective June 15, 2016. Each of the Compensation Committee members meets the definition of “independent” as defined in the NYSE MKT Rules.  The Compensation Committee has adopted a formal charter, a copy of which is available on our website at www.goldresourcecorp.com.

In performing its functions, the Compensation Committee considers, among other things, the types and amounts of compensation that have been paid to our executives and directors in the recent past, as well as recent individual and overall Company performance.  The Compensation Committee held two meetings during the last fiscal year and no Compensation Committee member attended less than 75% of the meetings.

Compensation Committee Interlocks and Insider Participation.  No member of the Compensation Committee was ever an officer of the Company or served as an employee or participated in a related party transaction during the last fiscal year.  No member of the Compensation Committee or executive officer of our Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Nominating and Governance Committee.  The Nominating and Governance Committee is comprised of Bill Conrad (Chairman), Tor Falck and Gary Huber as members.  Mr. Morrison will begin serving on the committee as a member effective June 15, 2016. The Nominating and Governance Committee acts pursuant to its charter and is primarily responsible for (1) identifying and evaluating qualified individuals to become members of the Board or to fill any vacancies that arise, including suggestions from members of the Board as well as from shareholders, and to recommend such nominees to the Board; (2) determining the criteria for which the Committee will use to evaluate such candidates for director; (3) periodically reviewing the function and size of the Board and making recommendations to the Board; (4) evaluating the Company’s corporate governance practices and recommending any changes to those guidelines or constituent documents; (5) evaluating the effectiveness of the Board and its committees, its membership and its structure; and (6) developing effective continuing education guidelines for the members of the Board.  The Nominating and Corporate Governance Committee held one meeting during the last fiscal year at which all members were present.

The committee will consider director candidates nominated by shareholders and will apply the same criteria to all nominees, including shareholder recommendations.  A shareholder who wishes to recommend a prospective director nominee should send a letter directed to the attention of Jessica Browne, Corporate Secretary, 2886 Carriage Manor Point, Colorado Springs, CO 80906.  Such letter must be signed and dated and submitted by the date mentioned in this proxy statement under the heading “Proposals of Shareholders for Presentation at the Next Annual Meeting of Shareholders.”  The information required by Regulation 14A of the Securities Exchange Act must be included in or attached to the letter, including but not limited to:

•	name and address of the shareholder making the recommendation;
•	proof that the shareholder was the shareholder of record, and/or beneficial owner of common stock as of the date of the letter;
•	the name, address and resume of the recommended nominee; and

•	the written consent of the recommended nominee to serve as a director if so nominated and elected.

Specific minimum qualifications for directors and director nominees which the committee believes must be met in order to be so considered include strategic managerial and financial skills and experience, expertise, and knowledge in areas that are important to us.  Other considerations include diversity, exemplary personal integrity and reputation, sound judgment, potential or actual conflicts of interest, and sufficient time and willingness to devote to the discharge of his or her duties.

Communications to the Board of Directors

Our Board of Directors maintains a policy of reviewing and considering communications from our shareholders.  Any shareholder who desires to contact the Board of Directors may do so by fax, telephone, or regular mail to the Board of Directors, via the attention of our Corporate Secretary, Jessica Browne.  Shareholders can also send electronic communications to the Board via e-mail to jessicabrowne@goldresourcecorp.com.  Such communications may also be forwarded to the Board by mail in a sealed envelope addressed to an individual director, the non-management directors or the Board by mailing to our corporate headquarters in Colorado Springs.  We will deliver the envelope unopened (1) if addressed to a director, to such director, (2) if addressed to the Board, to the Chairman of the Board who will report on the contents to the Board, or (3) if addressed to the non-management directors, to the Chair of the Audit Committee who will report on the contents to the non-management directors.

Our directors periodically review communications from shareholders and determine, at their discretion, whether the communication addresses a matter that is appropriate for consideration by the Board.  Directors may also attend the annual meeting of shareholders and receive communications directly from shareholders at that time.

Code of Ethics

We maintain a written Code of Ethics, a copy of which is available on our website at www.goldresourcecorp.com. Any amendments to or waiver of the Code of Ethics will be made available on our website within four business days following the date of the event. Such information will remain available on our website for at least 12 months.

Share Ownership and Reporting

As of April 28, 2016, there are a total of 54,266,706 shares of our common stock outstanding, our only class of voting securities currently outstanding.  The following table describes the beneficial ownership of our voting securities as of April 28, 2016 by: (i) each of our directors, director nominees and named executive officers; (ii) all of our directors, director nominees, and officers as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock.  Unless otherwise stated, the address of each of the individuals is our address, 2886 Carriage Manor Point, Colorado Springs, CO 80906.  All ownership is direct, unless otherwise stated.

In calculating the percentage ownership for each shareholder, we assumed that any options owned by an individual exercisable within 60 days of this proxy statement are exercised, but not the options owned by any other individual.  Certain information regarding the ownership of shareholders believed to beneficially own more than 5% of our common stock has been obtained from reports filed by these shareholders with the SEC.

	Number		Percentage (%)
Jason D. Reid (1)	1,769,254	(4)(5)	3.2%
Bill M. Conrad (2)	553,000	(6)	1.0%
5415 Widgeon Point
Colorado Springs, CO 80918
Gary C. Huber (2)	220,000	(7)	*
2101 E. Euclid Ave.
Centennial, CO 80121
Tor Falck(2)	230,000	(8)
Evanden Farm
Kilndown Cranbrook
Kent TN17 2rt United Kingdom
Alex G. Morrison(2)	100,000	(9)	*
5450 S. Niagara Ct.
Greenwood Village, CO 80111
Jessica M. Browne (3)	311,000	(10)	*
Barry D. Devlin (3)	308,500	(11)	*
Richard M. Irvine (3)	367,000	(12)	*
John A. Labate (3)	0		*
Gregory A. Patterson (3)	996,670	(13)	1.8%
Van Eck Associates Corporation	3,910,510		7.2%
335 Madison Ave. - 19th Floor
New York, NY 10017
All Officers and Directors as a Group	4,855,424	(4)(5)(6)(7)(8)(9)(10)(11)(12)(13)	8.5%

*	Less than 1%
1	Officer and Director.
2	Director.
3	Officer.
4	Includes 122,102 shares owned by the reporting person's spouse, of which he disclaims beneficial ownership.
5	Includes options to purchase 700,000 shares which are currently exercisable.
6	Includes options to purchase 400,000 shares which are currently exercisable.
7	Includes options to purchase 215,000 shares which are currently exercisable.
8	Includes options to purchase 195,000 shares which are currently exercisable.
9	Includes options to purchase 100,000 shares which are currently exercisable.
10	Includes options to purchase 310,000 shares which are currently exercisable.
11	Includes options to purchase 300,000 shares which are currently exercisable.
12	Includes options to purchase 360,000 shares which are currently exercisable.
13	Includes options to purchase 285,000 shares which are currently exercisable.

Section 16(a) Beneficial Ownership Reporting COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Executive officers, directors and beneficial owners of greater than ten percent of our common stock are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.   To our knowledge, based solely upon a review of the copies of such reports furnished to us, no such person failed to file on a timely basis any report required by such section during fiscal 2015.

Executive Compensation

Compensation Committee Report

The Compensation Committee is pleased to present the following Compensation Committee report:

We have reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.  Based upon review of the discussions herein, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Bill M. Conrad (Chairman and member)

Tor Falck (member)

Gary C. Huber (member)

Compensation Discussion and Analysis

The individuals who served as our principal executive officer and principal financial officer during the year ended December 31, 2015, as well as the other individuals included in the Summary Compensation Table below, are referred to as “named executive officers” throughout this Compensation Discussion and Analysis.

Overview of Compensation Philosophy, Objectives and Policies.  We attempted to meet two main objectives when we designed our executive and employee compensation.  First, the program is intended to be fully competitive so that we may attract, motivate and retain talented executives and key employees.  Second, the program is intended to create an alignment of interests between our executives and key employees, on the one hand, and our shareholders, on the other, such that a portion of each executive’s or key employee’s compensation consists of equity awards.  In this manner, if the price of our stock increases over time, our executive officers, key employees and our shareholders will benefit.  The compensation program is designed to reward performance that supports our principles of building shareholder value, and may also recognize individual performance from time to time.  The Compensation Committee is vested with the authority to review and recommend the compensation program structure and level of compensation for the executive officers, directors and key employees of the Company.

Our present compensation structure for the named executive officers generally consists of salary and incentive compensation.  The incentive component consists of a short-term cash portion and a long-term equity portion.  We believe the present structure achieves our compensation objectives; however, the Compensation Committee continues to consider additional ways to ensure consistency and enhance our Company’s compensation program and may add additional components or policies in order to assist our Company in achieving its compensation goals more effectively or efficiently.  We believe that the present compensation structure appropriately aligns the interests of the executives and key employees with our shareholders by encouraging equity ownership through awards of stock options and stock grants to executive officers and key employees and to motivate our named executive officers and other key employees to contribute to an increase in shareholder value.  While equity ownership is highly encouraged, we do not presently have a policy that requires our named executive officers or directors to own shares of our stock.

Annually the Compensation Committee reviews and recommends to the Board the level of compensation for the named executive officers and key employees.  Our CEO reports to the Committee regarding the individual performance of the other named executive officers.  Additionally, the Committee considers recommendations from the named executive officers regarding incentive compensation for key employees who report to that executive officer.

Elements and Mix of Compensation.  The Compensation Committee does not utilize an exact calculation in determining the breakdown of executive compensation among base pay, bonus pay and other forms of compensation; rather, the Compensation Committee takes into consideration all forms of compensation together.  When making decisions about individual compensation packages, our consideration of base salary ranges for the named executive officers is primarily based upon negotiations with that officer, taking into consideration work experience, individual and overall Company performance, level of responsibility, impact on the business, tenure, potential for advancement within the organization and the potential liability of being an officer of a public corporation.  Annual salaries for newly-hired executives are determined at the time of hire taking into account the above factors other than tenure.  Changes in an executive’s base salary may also take into consideration recent compensation, including bonuses and equity-based compensation.

Cash bonuses are a form of short-term incentive compensation which may be recommended by the Compensation Committee at its discretion, based on individual and overall Company performance.  There is no specific bonus plan or policy in place setting forth timing of awards or establishing specific performance objectives.  The Compensation Committee, at its discretion, determines and recommends the amounts and timing of any bonus awards.  If applicable, and at the sole discretion of the Compensation Committee, a “merit-based” bonus may be recommended based on criteria such as exceptional individual and overall Company performance, assuming additional responsibility without an increase in base compensation, or such other criteria which the Compensation Committee may determine from time to time.

The long-term equity compensation component of our compensation program is comprised of equity awards and makes up a significant part of our named executive officers’ compensation package.  Under our Amended and Restated Non-Qualified Stock Option and Stock Grant Plan (which is referred to as the “Prior Plan” for consistency in the context of the proposal to approve a new equity incentive plan), we are authorized to issue non-qualified stock options, to make grants of stock and award grants of restricted stock to the officers, directors and key employees of our Company, including the named executive officers.  There is no specific policy or procedure in place setting forth the timing or amount of awards, although the outstanding awards and future compensation are reviewed at least annually.  The Compensation Committee, at its discretion, determines and recommends the amounts and timing of any equity awards.  The stock options are priced based on the closing market price of our common stock on the grant date, which in most cases is the date the Board approves the award.  The Board may, in its discretion, modify existing stock option awards without shareholder consent under the terms of the Prior Plan.

 The Board of Directors adopted and is recommending to the shareholders a new equity incentive plan in 2016 which will provide the Company with maximum flexibility in creating compensation packages. The Prior Plan has not been updated since 2010. Pursuant to the new plan, the Company can issue incentive stock options, SARs, restricted stock units and performance awards, which are not permissible under the Prior Plan. The proposed plan also implements additional corporate governance safeguards such as eliminating repricing without shareholder consent and limiting the number of awards any one individual may receive annually. For a more detailed discussion of the features of the proposed plan, please see Proposal 2 – Approval of 2016 Equity Incentive Plan below.

Additional benefits provided to executive officers and key employees as part of their compensation packages include health insurance, a health expense reimbursement plan and a 401(k) retirement plan.  To the extent the named executive officers participate in these programs, they generally do so on the same basis as our other employees.  We believe these benefits are consistent with those offered by other companies with which we compete for executive talent.  Our named executive officers do not typically receive perquisites and we do not maintain any non-equity incentive plans, other than our discretionary cash bonus incentives described previously, nor do we maintain any deferred compensation plans.

The compensation for our directors is structured similar to that of our named executive officers.  Specifically, our directors receive a combination of cash and equity incentives in the form of stock grants or options to purchase our common stock.  The Compensation Committee reviews the form and amount of such compensation periodically to ensure that it is competitive and meeting our objectives discussed above.

Consideration of 2014 Say-on-Pay Vote.    At our 2014 Annual Shareholders’ Meeting, we submitted a proposal to approve an advisory (non-binding) resolution regarding the compensation program for our named executive officers (“2014 say-on-pay vote”), for which 76% of votes cast were in favor of the proposal.  The Compensation Committee believes this result indicates that a majority of our shareholders are satisfied with our executive compensation policies and decisions, and that our executive compensation program effectively aligns the interests of our named executive officers with the interests of our shareholders. The Compensation Committee considered the results of the 2014 say-on-pay vote, and no changes were deemed necessary regarding the policies and procedures used to determine executive compensation for 2014.

In connection with the implementation of the “say-on-pay” regulations, in 2011 an advisory vote was held on the frequency of the Company’s say-on-pay proposal. As recommended by the Board and previously approved by the shareholders, the advisory vote on executive compensation is to be held every three years beginning in 2011.  The next say-on-pay proposal will occur at the 2017 Annual Meeting, along with a proposal concerning the frequency of how often the Company will submit a say-on-pay proposal to shareholders (sometimes referred to as a “say-when-on-pay” proposal).  Our Board of Directors and the Compensation Committee review the voting results for our say-on-pay proposals in connection with their ongoing evaluation of our compensation programs and will consider the outcome of the vote when making future compensation decisions.

Specific Compensation Decisions.  Each of our named executive officers receives an annual salary under the terms of his respective employment agreement or contractual agreement.  In addition, each of our named executive officers has received stock options as part of his or her current compensation package.

The downturn experienced by the mining industry during the past several years persisted in 2015 with metal prices decreasing year over year. The Company continued to evaluate and implement cost-cutting measures during 2015 in light of declining revenues and decreasing available cash.  The Compensation Committee evaluated the executive compensation program during the 2015 fiscal year and weighed several factors, both positive (such as achievement of highest milled tonnes totals to date and fifth consecutive year of profitability) and negative (continued deteriorating metal prices and grade and lowered annual production guidance) and the Company’s overall financial health.  Based on all of the factors, the Compensation Committee determined not to award significant cash bonuses to its executive officers and directors. However, as part of end-of-the-year recognition for all Company employees and non-employee directors, the Committee approved and each named executive received a $5,000 cash bonus and a gold and silver round, for which the Company grossed up the awards for income tax purposes and the value of which is included in the “All Other Compensation” column in the table below.

The Compensation Committee, during its annual compensation review and in an effort to incentivize and retain individuals, determined that stock options would be an appropriate alternative to reward individual efforts without significantly impacting cash needed for operations. The Committee weighed the limited number of shares available for grant under in its current equity plan and determined what it believed would be an appropriate level of stock options to award to the named executive officers, non-employee directors and other key employees. The Compensation Committee and the Board of Directors recognized that the Company would have a need to increase in the near future the shares available for awards pursuant to its equity plan in an effort to remain competitive in attracting and retaining talented employees.

The Company adopted a new form of executive employment agreement in 2015 which provides an initial three-year term and an automatic renewal each successive one-year term thereafter unless either party provides notice of its intent not to renew. In addition to base salary, the executive is entitled to incentive compensation awarded in the discretion of the Compensation Committee or Board and which is subject to a clawback policy to be adopted by the Company. Upon termination of employment without cause or for good reason, the Company’s severance obligation is 18 months’ base salary. Upon termination of employment for a change in control, the Company’s severance obligation is 35 months’ base salary. The original employment agreements for Mr. Reid, Mr. Patterson and Ms. Browne contained a higher severance amount for termination without cause or with good reason in the amount of 35 months’ base salary. As inducement for each of these officers to allow their prior agreement to lapse and enter into the new agreement less beneficial to the officer, the Compensation Committee approved consideration consisting of $17,000 for Mr. Patterson and Ms. Browne ($1,000 for each months’ base salary reduction in the new agreement) and $34,000 for Mr. Reid ($2,000 for each months’ base salary reduction in the new agreement).

There were no adjustments to the base salary of the named executive officers during 2015.  Mr. Labate succeeded Joe Rodriguez as Chief Financial Officer in May 2015, initially on an interim basis and then on a permanent basis in October. The Compensation Committee established Mr. Labate’s base salary at $330,000 annually effective October 1, 2015.

Our Executive Officers

In addition to our CEO and President, Jason Reid, who also serves as a member of our Board of Directors and whose biographical information is disclosed under the heading “Directors,” our executive officers as of the date of this proxy statement include the following individuals:

John A. Labate.  John Labate, age 67, was appointed interim Chief Financial Officer in May 2015 and accepted the permanent position in October 2015. Prior to his appointment, he served as a consultant in accounting and finance matters in the mining industry since 2012 and to the Company since January 2014.  From August 2008 to February 2012, he served as Senior Vice President and Chief Financial Officer of Golden Star Resources Ltd., a gold mining company with securities listed on the NYSE MKT and TSX.  Prior to that, from March 2004 to August 2008 he was Vice President and Chief Financial Officer for Constellation Copper Corporation, a copper mining company with securities formerly traded on the TSX.   Mr. Labate has over 30 years’ experience in the mining industry and held senior financial management positions in mining and technology companies, including chief financial officer positions at Crown Resources Corporation and Applied Optical Technologies.  Mr. Labate received a bachelor’s degree in Accounting from San Diego State University.

Richard M. Irvine.  Rick Irvine, age 52, joined the Company as Chief Operating Officer in March 2012 to supervise the mining operations in Mexico, evaluate other property opportunities in Mexico and globally.  Prior to joining the Company, Mr. Irvine was the General Manager for Goldgroup Mining Inc.

(TSX: GGC) at the Caballo Blanco project in Veracruz, Mexico since April 2011. From November 2009 to March 2011, he was based in Lima, Peru where he served as Country Manager for Minera Huallanca S.A., a mining company operating two underground mines in Peru and he oversaw the sale of these operations to Nyrstar SA (EUR: NYR.BR). From August 2008 to November 2009, he served as General Manager of Farallon Mining Ltd. (TSX: FAN) in Guerrero, Mexico. From October 2007 to September 2008, he served as Vice President and General Manager with Coeur d’Alene Mines Corporation (NYSE: CDE) where he supervised the San Bartolome project in La Paz, Bolivia. From December 2006 to October 2007, he was Manager of Operations for Pan American Silver Corporation (NASDAQ: PAAS / TSX: PAAS) and oversaw the design and development of the Manantial Espejo project in Argentina. Mr. Irvine has over 20 years of experience in the mining industry, including experience as a mine engineer and mine supervisor.  Mr. Irvine received a Bachelor’s degree in Geology in 1987 from the University of New Brunswick Fredericton and a Bachelor’s degree in Mining Engineering in 1990 from Queen’s University Kingston, Ontario.

Barry D. Devlin.  Barry Devlin, age 58, joined the Company in January 2013 as Vice President of Exploration.  From May 2007 through December 2012, he was Vice President, Exploration with Endeavour Silver Corp. (NYSE: EXK, TSX: EDR), a silver mining company with operations in Mexico.  Mr. Devlin has 35 years of professional experience in managerial phases of exploration and mine geology. He has participated in the discovery, acquisition and development of numerous mineral deposits in North and South America. Prior to his tenure at Endeavour Silver Corp., he served in various capacities with Hecla Mining Company (NYSE: HL) from May 1990 to April 2007, including as its Generative Exploration Manager, Exploration Manager—Guyana Shield, and Senior Geologist. Prior to joining Hecla Mining Company, Mr. Devlin worked as a project geologist for various U.S. and Canadian entities. Mr. Devlin is a member of the Association of Professional Engineers and Geoscientists of British Columbia, Fellow of the Geological Association of Canada, and member of the Society of Economic Geologists. He received his Bachelor of Science Degree in Geology (with honors) in 1981 and Masters of Science Degree in Geology in 1987, both from the University of British Columbia, Vancouver, British Columbia.

Gregory A. Patterson.   Greg Patterson, age 46, was appointed Vice President Corporate Development in October 2013. Since joining the Company in 2010, Greg has managed investor relations and participated in overall corporate strategy. Prior to joining the Company, Greg spent 15 years in marketing and territory sales management for two manufacturers of precision laboratory instruments. Greg holds a Bachelor's degree in Environmental Biology (1991) from the University of Colorado.  Mr. Patterson is the brother-in-law of Jason Reid, CEO, President and a director of the Company.

Jessica M. Browne.  Jessica Browne, age 39, joined the Company in June 2011 as its in-house counsel and was appointed Corporate Secretary in January 2013 and Vice President Legal in April 2014.  From 2002 until June 2011, Ms. Browne was in private practice at Denver area law firms, focusing her practice on corporate and securities law and mergers and acquisitions.  Ms. Browne received a Masters of Science Degree in Taxation Law from the University of Denver in 2005, a Juris Doctor from the University of Colorado School of Law in 2001 and a Bachelor in Science in Business Administration summa cum laude in 1997 from the University of Texas Dallas.

Our officers serve at the pleasure of the Board of Directors.

Summary Compensation Table

The following table summarizes the total compensation of all persons serving as our CEO, CFO and our other executive officers (“named executive officers”) during 2015:

Name and Principal Position		Year	Salary	Bonus	Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
(a)		(b)	(c)	(d)	(f)	(g)	(i)		(j)
Jason D. Reid	CEO, President	2015	$600,000	$5,000	$136,431	—	$58,015	(2)	$799,446
	and Director	2014	591,666	360,000	—	—	20,220	(3)	971,886
		2013	443,750	—	315,054	—	19,487	(3)	778,291
John A. Labate	Chief Financial	2015	199,167	5,000	155,921	—	23,039	(5)	383,127
	Officer(4)
Joe A. Rodriguez	Former Chief	2015	118,590	—	—	—	24,000	(6)	142,590
	Financial Officer(4)	2014	247,917	150,000	—	—	25,808	(7)	423,725
		2013	204,024	—	189,032	—	24,987	(7)	418,043
Richard M. Irvine	Chief Operating	2015	300,000	5,000	97,451	—	30,528	(8)	432,979
	Officer	2014	300,000	180,000	—	—	98,981	(9)	578,981
		2013	300,000	—	189,032	—	38,748	(10)	527,780
Barry D. Devlin,	Vice President	2015	330,000	5,000	97,451		18,634	(11)	451,085
	Exploration	2014	284,166	168,000	—		25,585	(6)	477,751
		2013	280,000	—	189,032	—	41,187	(12)	510,219
Gregory A. Patterson,	Vice President	2015	200,000	5,000	77,960		39,178	(13)	322,138
	Corporate	2014	200,000	120,000	—		20,118	(3)	340,118
	Development	2013	173,750	—	189,032	—	19,487	(3)	382,269
Jessica M. Browne,	Vice President	2015	200,000	5,000	77,960		39,178	(13)	322,138
	Legal, General	2014	192,750	120,000	—	—	20,390	(3)	333,140
	Counsel and Secretary	2013	172,959	—	189,032		19,487	(3)	381,478

1

Valued using the Black-Scholes-Merton option pricing model.  Please refer to Note 16 and Note 13 to the consolidated financial statements included in our annual reports on Form 10-K for the years ended December 31, 2015 and 2013, respectively, for certain assumptions made in connection with these estimates.

2

Includes among other items (i) $18,000 in Company contributions to the named executive officer’s account in the Company’s 401(k) plan and (ii) $34,000 as consideration for entering into new employment agreement with reduced severance payable.

3	Includes among other items $17,500 in Company contributions to the named executive officer’s account in the Company’s 401(k) plan.
4	Mr. Labate succeeded Mr. Rodriguez as Chief Financial Officer in May 2015.
5	Includes among other items $18,100 in Company contributions to the named executive officer’s account in the Company’s 401(k) plan.
6	Includes among other items $24,000 in Company contributions to the former executive officer’s account in the Company’s 401(k) plan.
7	Includes among other items $23,000 in Company contributions to the former executive officer’s account in the Company’s 401(k) plan.
8

Includes among other items: (i) $20,916 in payments for individual health plan to provide health care benefits that the executive is not eligible to receive through the health insurance plan maintained for all other employees and (ii) $8,238 in family travel allowance.

9

Includes among other items: (i) $17,244 in payments for individual health plan to provide health care benefits that the executive is not eligible to receive through the health insurance plan maintained for all other employees; (ii) $17,818 in family travel allowance; (iii) $16,451 in U.S. federal and state income tax paid on behalf of the executive officer in 2014 related to 2013 compensation; and (iv) $45,000 additional compensation paid to offset expected U.S. federal and state income tax and withholding.

10

Includes among other items: (i) $16,268 in payments for individual health plan to provide health care benefits that the executive is not eligible to receive through the health insurance plan maintained for all other employees and (ii) $21,228 in family travel allowance.

11	Includes among other items $13,888 in Company contributions to the former executive officer’s account in the Company’s 401(k) plan.
12	Includes among other items: (i) $19,200 in Company contributions to the named executive officer’s account in the Company’s 401(k) plan and (ii) a one-time payment of $20,000 upon joining the Company.
13

Includes among other items (i) $18,000 in Company contributions to the named executive officer’s account in the Company’s 401(k) plan and (ii) $17,000 as consideration for entering into new employment agreement with reduced severance payable.

Employment Agreements.    As discussed in the Compensation Discussion & Analysis, we maintain written employment agreements with each of our named executive officers.  The employment agreements have a three year term from their effective date and are automatically renewable for subsequent one-year terms on each successive anniversary of the commencement of employment unless either party gives notice to the other that they do not wish to renew the agreement, provided such notice is given not less than 90 days prior to expiration.   In accordance with the terms of the employment agreements, each named executive officer receives his or her respective base salary and is eligible for a cash bonus in the discretion of the Compensation Committee.  Base salaries may be increased from time to time in the discretion of the Compensation Committee.  If we terminate the agreement without cause, or if the executive officer terminates the agreement “with good reason,” we would be obligated to pay an amount equal to 18 months’ base salary as provided in the agreement.

Change in Control. Pursuant to the terms of these employment agreements, our named executive officers would also be entitled to certain payments in the event their employment is terminated under for a “change in control.” In that event, the named executive officer will receive 35 months’ base salary as a severance payment under the terms set forth in the agreement.

We presently know of no agreements regarding a change in control of the Company.  In the event of a change in control in the future, our named executive officers are entitled to certain compensation benefits as described in “Employment Agreements” above.

2015 Grants of Plan-Based Awards

The named executive officers each received an award of stock options during 2015 under the Company’s Amended and Restated Non-Qualified Stock Option and Stock Grant Plan (also referred to as the “Prior Plan” herein).  None of these awards are subject to performance targets and each grant is subject to a vesting schedule.  The Company does not maintain any non-equity incentive compensation plans, thus this information is omitted.  The table below shows certain information regarding grants of plan-based awards to those named executive officers during fiscal 2015:

Name	Grant Date	All other option awards: Number of securities underlying options	Exercise or base price of option awards	Grant date fair value of stock and option awards(1)
(a)	(b)	(#) (j)	($/sh) (k)	($) (l)
Jason D. Reid	9/9/2015	175,000	$2.30	$136,431
John A. Labate	9/9/2015	200,000	2.30	155,921
Richard M. Irvine	9/9/2015	125,000	2.30	97,451
Barry D. Devlin	9/9/2015	125,000	2.30	97,451
Gregory A. Patterson	9/9/2015	100,000	2.30	77,960
Jessica M. Browne	9/9/2015	100,000	2.30	77,960

(1)

The amounts shown represent the aggregate fair value of the award calculated as of the grant date in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 16 to the consolidated financial statements dated December 31, 2015 included in our annual report on Form 10-K.

As discussed in the Compensation Discussion and Analysis above, each of the named executive officers received options to purchase our common stock in September 2015 as long-term incentive compensation.  At that time, the Committee also recommended that Mr. Labate receive 200,000 options to purchase our common stock in connection with accepting the permanent CFO position. All of the awards have an exercise price of $2.30 per share, vest in equal installments over three years from the grant date and expire ten years from the date of grant.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table summarizes the outstanding equity awards of our named executive officers’ at the fiscal year end December 31, 2015:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares Or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)		(#)	($)		(#)	($)	(#)	($)
Jason D. Reid	400,000	0		0	3.40	2/22/2018	—	—	—	—
	200,000	0		0	3.95	4/23/2019	—	—	—	—
	100,000	0		0	7.24	9/17/2023	—	—	—	—
	0	175,000	(1)	0	2.30	9/9/2025
John A. Labate	0	200,000	(1)	0	2.30	9/9/2025	—	—	—	—
Richard M. Irvine	300,000	0		0	17.64	8/14/2022	—	—	—	—
	60,000	0		0	7.24	9/17/2023	—	—	—	—
	0	125,000	(1)	0	2.30	9/9/2025	—	—	—	—
Barry D. Devlin	160,000	80,000	(2)	0	14.63	1/3/2023	—	—	—	—
	60,000	0		0	7.24	9/17/2023	—	—	—	—
	0	125,000	(1)	0	2.30	9/9/2025	—	—	—	—
Gregory A. Patterson	225,000	0		0	11.90	6/23/2020	—	—	—	—
	60,000	0		0	7.24	9/17/2023	—	—	—	—
	0	100,000	(1)	0	2.30	9/9/2025	—	—	—	—
Jessica M. Browne	250,000	0		0	17.64	8/14/2022	—	—	—	—
	60,000	0		0	7.24	9/17/2023	—	—	—	—
	0	100,000	(1)	0	2.30	9/9/2025	—	—	—	—

(1)	The award vests as follows: one-third on September 9, 2016, one-third on September 9, 2017 and one-third on September 9, 2018.
(2)	The unexercisable portion of the award vested on January 3, 2016.

2015 Option Exercises and Stock Vested

There were no option exercises or stock awards vested for the named executive officers during 2015, thus the corresponding table is omitted from this section.

PROPOSAL 2 – APPROVAL OF 2016 EQUITY INCENTIVE PLAN

What are you voting on?

We are asking shareholders to approve a new equity incentive plan that will replace our prior plan, and will reserve 5 million shares of common stock for issuance thereunder plus permit reissuance of shares from awards granted under the prior plan that terminate, lapse or expire in the future and expand the types of awards available including incentive stock options, SARs and RSUs.

☑ Your Board recommends a vote “FOR” approval of the 2016 Equity Incentive Plan

General Information

On March 4, 1999, the Board of Directors adopted the Gold Resource Corporation Non-Qualified Stock Option and Stock Grant Plan, which reserved 6,000,000 shares for issuance thereunder, and which was then amended with shareholder approval at the 2010 Annual Meeting of Shareholders and renamed the Gold Resource Corporation Amended and Restated Stock Option and Stock Grant Plan (the “Prior Plan”) and increased the shares reserved for issuance to 10,000,000.  Since 1999, the Company has been granting equity awards pursuant to the Prior Plan.

On April 14, 2016, the Board adopted, subject to shareholder approval, the Gold Resource Corporation 2016 Equity Incentive Plan (the “2016 Plan”).  The 2016 Plan expands the types of award available under the Prior Plan and provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, stock grants, stock units, performance shares, performance share units and performance cash.  The 2016 Plan also permits the grant of awards that are intended to qualify for the “performance-based compensation” exception to the $1 million limitation on the deduction of compensation imposed by Section 162(m) of the Internal Revenue Code (the “Tax Code”).  If it is approved by shareholders, the 2016 Plan will supersede and replace the Prior Plan, provided that the Prior Plan will remain in effect until all awards granted under it have been exercised, forfeited, canceled, expired or otherwise terminated.

As of April 14, 2016, a total of 360,000 shares remained available for grant under the Prior Plan.  In order to continue to have an appropriate supply of shares for equity incentives to recruit, hire and retain the talent required to successfully execute our business plans, the Company is asking the shareholders to approve the 2016 Plan which reserves 5,000,000  shares of common stock for grants, (and therefore increases the shares available for grants pursuant to any Company equity plan by 4,640,000 shares of common stock), plus shares from any award granted under the Prior Plan that terminates, expires or lapses for any reason in the future will be available for reissuance under the 2016 Plan.  The 360,000 shares remaining in the Prior Plan will not be issued pursuant to the Prior Plan. Based on estimated usage, the Company believes the additional shares requested will provide the Compensation Committee with sufficient shares for our equity compensation programs until our 2022 Annual Meeting. While reserving 4,640,000 new shares under the 2016 Plan will increase the potential dilution to our current shareholders, the Board believes that our equity compensation plan is well-managed and the flexibility to issue different types of awards such as RSUs may decrease the rate of dilution compared to issuances of stock options.  In preparing the 2016 Plan, the Company has taken into consideration current best practices with respect to equity-based compensation plans.  In this regard, the 2016 Plan contains the following provisions, which we believe reflect best practices for equity-compensation plans: (i) prohibits the repricing of stock options and SARs without shareholder approval, (ii) prohibits the grant of stock options and SARs with discounted exercise prices, (iii) prohibits the recycling of awards tendered in payment of an option or withheld to satisfy tax obligations; (iv) contains a definition of change in control whereby potential acceleration of awards will only occur in the event of an actual change in control transaction; (v) includes, as a general rule, double-trigger vesting following a change in control; and (vi) imposes a $500,000 limit on the value of awards that may be granted to any one participant who is a non-employee director during any 12-month period.

The following is a summary of the material terms of the 2016 Plan that may be of importance to you. The summary is qualified by reference to the full text of the 2016 Plan, which is attached to this proxy statement as Annex A.

Summary of Plan Features

Purpose

The Board believes that the 2016 Plan will promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company shareholders.  The Board also believes that the 2016 Plan will enhance the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives.

Administration

The 2016 Plan will be administered by the Compensation Committee.  The Compensation Committee must be comprised of at least two independent members of the Board.  Each Compensation Committee member must be a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act, an “outside director” as defined in Section 162(m) of the Tax Code, and an “independent” director for purposes of the applicable NYSE Listing Rules.  The Compensation Committee, by majority action, is authorized to interpret the 2016 Plan, to prescribe, amend, and rescind rules and regulations relating to the 2016 Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the 2016 Plan, to the extent they are not inconsistent with the 2016 Plan.

Subject to the express provisions of the 2016 Plan, the Compensation Committee will have the authority to determine the participants who are entitled to receive awards under the 2016 Plan, the types of awards, the times when awards shall be granted, the number of awards, the purchase price, exercise price, or base value, if any, the period(s) during which such awards shall be exercisable (whether in whole or in part), the restrictions applicable to awards, and the form of each award agreement. Neither the award agreement nor the other terms and provisions of any award must be identical for each participant.  The Compensation Committee also will have the authority to modify existing awards, subject to specified provisions of the 2016 Plan and the listing requirements of the NYSE.  The 2016 Plan prohibits the Compensation Committee from repricing any previously granted option or SAR without first obtaining shareholder approval.

In the case of awards made to non-employee directors, the Board, and not the Compensation Committee, shall administer the 2016 Plan.

Stock Subject to 2016 Plan

The total number of shares of common stock reserved under the 2016 Plan is 5,000,000, which includes the number of shares of stock that were authorized but unissued under the Prior Plan (360,000 shares) as of April 14, 2016 along with 4,640,000 additional shares of common stock.  Subject to the express provisions of the 2016 Plan, if any award granted under the 2016 Plan or any award outstanding under the Prior Plan terminates, expires, or lapses for any reason, or is paid in cash, any stock subject to or surrendered for after the date the 2016 Plan is approved by shareholders, such award will again be stock available for the grant of an award under the 2016 Plan.  The exercise of a stock-settled SAR, or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance pursuant to the 2016 Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise.  Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for use under the 2016 Plan.

Individual Limitations on Awards

The maximum number of shares of common stock that may be granted to any one participant during any 12-month period with respect to one or more awards is 1,000,000.  The maximum performance cash award payable during any 12-month performance period to any one participant is $1,000,000.  The aggregate grant date fair market value of awards granted to any one participant who is a non-employee director during any 12-month period with respect to one or more awards is $500,000.  The maximum number of shares of common stock subject to incentive stock options under the 2016 Plan is the limit set forth in Section 5.1 of the 2016 Plan.

As of April 28, 2016, the closing price of the Company’s stock on the NYSE MKT was $3.08 per share.

Eligibility

All employees, officers, non-employee directors of, and consultants to, the Company or an affiliate, as determined by the Compensation Committee, are eligible to participate in the 2016 Plan.

Awards Available Under the 2016 Plan

The following types of awards may be granted pursuant to the 2016 Plan: incentive stock options, nonqualified stock options, SARs, restricted stock, restricted stock units, performance shares, performance share units, performance cash, stock grants and stock units.

Stock Options.  The Compensation Committee may grant incentive stock options and non-qualified stock options under the 2016 Plan.  Incentive stock options may be granted only to participants who are employees.  The exercise price of all options granted under the 2016 Plan must be at least 100% of the fair market value of the Company’s common stock on the date granted and no option may be exercised more than ten (10) years from the date of grant.  The Compensation Committee will determine how the exercise price of an option may be paid and the form of payment, including, without limitation, cash, shares of stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Compensation Committee (including broker-assisted “cashless exercise” arrangements), and how shares of stock will be delivered or deemed delivered to participants.  A participant will have no rights as a shareholder with respect to options until the record date of the stock purchase.

Stock Appreciation Rights.  The Compensation Committee also may grant SARs under the 2016 Plan. SARs give the participant the right to receive the appreciation in value of one share of common stock of the Company. Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the base value fixed by the Compensation Committee on the grant date, which may not be less than the fair market value of a share of common stock on the grant date.  Payment for SARs shall be made in cash, stock, or a combination thereof.  SARs are exercisable at the time and subject to the restrictions and conditions as the Compensation Committee approves, provided that no SAR may be exercised more than ten (10) years following the grant date.

Restricted Stock.  The Compensation Committee may grant restricted stock under the 2016 Plan.  A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Compensation Committee (including and typically zero).  Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met.  The restrictions will lapse in accordance with a schedule or other conditions as determined by the Compensation Committee, which typically involve the achievement of specified performance targets and/or continued employment of the participant until a specified date.  As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock.

Restricted Stock Units.  The Compensation Committee also may grant restricted stock unit awards under the 2016 Plan. A restricted stock unit award gives the participant the right to receive common stock, or a cash payment equal to the fair market value of common stock (determined as of a specified date), in the future, subject to restrictions and a risk of forfeiture.  The restrictions typically involve the achievement of specified performance targets and/or the continued employment or service of the participant until a specified date.  Participants holding restricted stock units have no rights as a shareholder with respect to the shares of stock subject to their restricted stock unit award prior to the issuance of such shares pursuant to the award.

Stock Grant Awards.  The Compensation Committee may grant stock grant awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine.  A stock grant award gives the participant the right to receive (or purchase at such price as determined by the Committee) shares of stock, free of any vesting restrictions.  The purchase price, if any, for a stock grant award shall be payable in cash or in any other form of consideration acceptable to the Committee.  A stock grant award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.

Stock Unit Awards.  The Committee may grant stock unit awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine.  A stock unit award gives the participant the right to receive shares of stock, or a cash payment equal to the fair market value of a designated number of shares, in the future, free of any vesting restrictions.  A stock unit award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.

Performance Shares.  The Compensation Committee also may grant performance share awards under the 2016 Plan.  A performance share award gives the participant the right to receive common stock of the Company if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee.  Each performance share will have a value determined by the Compensation Committee at the time of grant.

Performance Share Units.  The Compensation Committee also may grant performance share unit awards under the 2016 Plan.  A performance share unit award gives the participant the right to receive common stock of the Company, a cash payment or a combination of stock and cash, if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee.  Each performance share unit will have a value determined by the Compensation Committee at the time of grant.

Performance Cash.  The Compensation Committee may grant performance cash awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine.  A performance cash award gives the participant the right to receive an amount of cash depending on the satisfaction of one or more performance goals for a particular performance period.  The achievement of the performance goals for a particular performance period will determine the ultimate value of the performance cash award.

Performance-Based Awards.  When the Compensation Committee grants options, restricted stock, restricted stock units, stock grants, stock units, performance shares, performance share units or performance cash, it may designate the award as a performance-based award.  Options and SARs granted pursuant to the 2016 Plan should, by their terms, qualify as performance-based awards.  Performance-based awards are intended to qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Tax Code. Section 162(m) of the Tax Code only applies to “covered employees” as that term is defined in Section 162(m) of the Tax Code.  Therefore, only covered employees are eligible to receive awards that are designated as performance-based awards.  The Compensation Committee has complete discretion regarding whether to grant awards to covered employees that qualify for the “performance-based compensation” exception.  If the Committee designates a particular award as a performance-based award, the Compensation Committee will attempt to design and administer the award in a manner that will allow the award to qualify for the “performance-based compensation” exception under Section 162(m) of the Tax Code.  Nevertheless, the requirements of this exception are complex and in some respects vague and difficult to apply. Consequently, we cannot guarantee that compensation that is intended to qualify for the

“performance-based compensation” exception under Section 162(m) will in fact so qualify.  The Compensation Committee may, in its discretion, grant awards under the 2016 Plan to covered employees that do not qualify for the exception.

The payment of options, restricted stock, restricted stock units, stock grants, stock units, performance shares, performance share units or performance cash that are designated as performance-based awards is contingent upon a covered employee’s achievement of pre-established performance goals during a specified performance period.  Performance goals are based on any one or more pre-established performance criteria.  The pre-established performance criteria are limited to the following: net operating income before taxes and extraordinary charges against income; earnings before interest, and taxes; earnings before interest, taxes, depreciation, and amortization; pre- or after-tax net earnings; sales growth; production levels; unit costs; operating earnings; operating cash flow; return on net assets; return on shareholders’ equity; return on assets; return on capital; stock price growth; shareholder returns; gross or net profit margin; earnings per share; price per share of stock; market share; revenue; income; safety objectives; environmental objectives; and completion of major projects.  Any of the performance criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies.  Performance goals may be expressed in terms of overall Company performance, the performance of a division, affiliate, or the performance of an individual.  Financial performance criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards.  The Compensation Committee shall, within the time prescribed by Section 162(m) of the Tax Code, define in an objective fashion the manner of calculating the performance criteria it selects to use for a particular performance period for a particular participant.

With respect to any performance-based award granted to a covered employee that qualifies for the “performance-based compensation” exception to the Section 162(m) limitation, the Compensation Committee has the discretion to: select the length of the performance period, the type of performance-based awards to be issued, the kind and/or level of performance goal or goals and whether the performance goal or goals apply to the Company, an affiliate or any division or business unit of any of them, or to the individual participant or any group of participants.  The Compensation Committee has the discretion to decrease, but not increase, the amount of compensation payable pursuant to any performance-based award. The Compensation Committee must certify in writing prior to the payment of any performance-based award that the performance goals and any other material terms and conditions precedent to such payment have been satisfied.

The performance criteria and other related aspects of the 2016 Plan will be subject to shareholder approval again in 2021 if (as is currently the case) shareholder approval is then required to maintain the tax-deductible nature of performance-based compensation under the 2016 Plan.

The maximum performance-based award (other than a performance cash award) payable to any one participant for any 12-month period is 1,000,000 shares of stock (or the equivalent cash value).  The maximum performance cash award (or performance share unit payable in cash) payable to any one participant for any 12-month performance period is $1,000,000.  If the performance period is less than or exceeds 12 months, the dollar and share limits expressed in this paragraph shall be reduced or increased proportionally.

Restrictions

The Compensation Committee may impose such restrictions on any awards under the 2016 Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Company’s common stock is then listed and under any blue sky or state securities law applicable to the awards.

Change in Control

In the event of a participant’s termination of employment without “cause” or “good reason” (as those terms are defined in the 2016 Plan), within 12 months following a change in control, all awards that are outstanding and unvested shall become fully vested and exercisable and all restrictions on such outstanding awards shall lapse as of the date of termination.

Non-transferability

Unless otherwise determined by the Compensation Committee, no award granted under the 2016 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Tax Code or Title I of the Employee Retirement Income Security Act of 1974, but for the fact that it relates to an award granted under the 2016 Plan), or, if applicable, until the termination of any restricted or performance period as determined by the Compensation Committee.

Adjustment Provisions

If there is a change in the outstanding shares of stock because of a stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of stock available under the 2016 Plan and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, shall be adjusted by the Compensation Committee.  Moreover, in the event of such transaction or event, the Compensation Committee, in its discretion may provide in substitution for any or all outstanding awards under the 2016 Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Tax Code.  Further, any adjustments made shall be made consistent with the requirements of Section 409A of the Tax Code.

Clawback

Every award granted under the 2016 Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with any final rules issued by the Securities and Exchange Commission and the final listing standards to be adopted by the NYSE Stock Market pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Amendment, Modification and Termination of 2016 Plan

Subject to the Board’s right to terminate, amend or modify the 2016 Plan at any time, the 2016 Plan will remain in effect until all awards issued under the 2016 Plan expire, terminate, are exercised or are paid in full in accordance with the 2016 Plan provisions and any award agreement.  However, no award may be granted under the 2016 Plan after the tenth anniversary of the date the 2016 Plan is approved by the Company’s shareholders.

The Board has discretion to terminate, amend or modify the 2016 Plan. Any such action of the Board is subject to the approval of the shareholders to the extent required by the 2016 Plan, law, regulation or the rules of any exchange on which Company stock is listed.  Except as otherwise provided in the 2016 Plan, neither the Board, the CEO, nor the Compensation Committee may do any of the following without shareholder approval: reduce the purchase price, exercise price, or base value of any outstanding award, including any option or SAR; increase the number of shares available under the 2016 Plan; grant options or SARs with an exercise price or base value that is below fair market value of a share of Company stock on the grant date; reprice previously granted option SARs; cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price for the original option or SAR; extend the exercise period or term of any option or SAR beyond 10 years from the grant date; expand the types of Awards available for grant under the 2016 Plan; or expand the class of individuals eligible to participate in the 2016 Plan.

Tax Withholding

The Company shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the 2016 Plan.  To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.

Federal Income Tax Information

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2016 Plan based on federal income tax laws in effect on April 28, 2016.  This summary is not intended to be exhaustive and does not describe state or local tax consequences.

As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant except in the case of a participant who receives a restricted stock grant and makes the timely election permitted by Section 83(b) of the Tax Code.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock units, stock grants, stock units, performance shares, performance share units or performance cash, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment.  The Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise.  However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable).  If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction.  If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Tax Code and the tax consequences described for nonqualified stock options will apply.

If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax.  The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation Committee.  The Company intends (but cannot and does not guarantee) that awards granted under the 2016 Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2016 Plan in such a manner.

Special Rules Applicable to Officers

In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above.  In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

Tax Consequences to the Company or Its Affiliates

To the extent that an grantee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Tax Code and is not subject to the $1.0 million deduction limit for certain executive compensation under Section 162(m) of the Tax Code.

New Plan Benefits Table

Awards to employees, officers, directors and consultants under the 2016 Plan are made at the discretion of the Compensation Committee.  Therefore, the future benefits and amounts that will be received or allocated under the 2016 Plan are not determinable at this time. However, the following table provides information with respect to awards granted under the Prior Plan during the fiscal year ending December 31, 2015 to the Company’s named executive officers (individually), officers, including named executive officers (as a group), all current non-employee directors (individually and as a group), and all employees, including officers who are not named executive officers (as a group).

Name and Position or Group	Non-Qualified Stock Options
Named Executive Officers:
Jason D. Reid	175,000
John A. Labate	200,000
Richard M. Irvine	125,000
Barry D. Devlin	125,000
Gregory A. Patterson	100,000
Jessica M. Browne	100,000
All Officers (including Named Executive Officers) as a Group (6 persons)	825,000
Non-Employee Directors:
Bill M. Conrad	75,000
Gary C. Huber	75,000
Tor Falck	75,000
All Non-Employee Directors as a Group (3 persons)	225,000
All Employees and Officers (who are not Named Executive Officers) as a Group (approximately 4 persons)	210,000

Securities authorized for issuance under equity compensation plans

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2015.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders:	5,550,000	$7.75	600,000

Audit Matters

PROPOSAL 3 – RATIFICATION OF INDEPENDENT registered public ACCOUNTing firm

What are you voting on?

We are asking shareholders to ratify the selection of EKS&H LLLP (EKSH) as the independent registered public accountants who audit our consolidated financial statements and our internal control over financial reporting for 2016.

☑ Your Board recommends a vote “FOR” ratification of the appointment of EKSH as our independent auditor for 2016

Although ratification is not required by our bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to recommend another independent registered public accounting firm. Even if the selection is ratified, the committee may recommend a different independent registered public accounting firm at any time during the year if it determines that this would be in the best interests the Company.

Auditor Review and Engagement Process

The Audit Committee is directly responsible for recommending the appointment, approving the compensation (including approval of the audit fees), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee annually reviews the independence and performance of the independent auditors in deciding whether to retain the current firm or engage a different independent auditor. In the course of these reviews, the committee considers, among other things:

•	the auditor’s historical and recent performance on the audit, including the results of an internal review of the quality and service provided by the auditor;

•	the auditor’s capability and expertise in handling the breadth and complexity of our operations;
•	an analysis of the auditor’s known legal risks and any significant legal or regulatory proceedings in which it is involved;
•	external data on audit quality and performance including any known Public Company Accounting Oversight Board (PCAOB) reports;
•	the appropriateness of the auditor’s fees for audit and non-audit services, both on an absolute basis and compared to peer firms;
•	auditor independence; and
•	auditor tenure, including the benefit of institutional knowledge concerning our policies and procedures.

Change in Independent Auditors

On March 21, 2016, we dismissed KPMG LLP (“KPMG”) and engaged EKS&H LLLP (“EKSH”) after evaluating alternative engagements of independent registered public accounting firms, including retaining KPMG.  The decision to change was not due to any disagreements with KPMG and was primarily driven by an effort to align audit costs with expectations for a company of our size.

During the two years ended December 31, 2015, and the subsequent interim period through March 21, 2016, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or reportable events.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the year ended December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s 2014 report was qualified as to the Company’s failure to maintain effectiveness of internal control over financial reporting as of December 31, 2014 because of the effect of a material weakness over financial reporting related to the accounting for income taxes, including the income tax provision and related tax assets and liabilities.  As of December 31, 2015, the material weakness related to our accounting for income taxes was remediated.

During the two most recent years ended December 31, 2015, and the subsequent interim period through March 21, 2016, we have not consulted with EKS&H regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by EKS&H that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a reportable event.

Fees Paid to Independent Auditors

The following tables set forth the fees billed by KPMG during 2015 and 2014 for services rendered in connection with our annual audits and quarterly reviews, as well as for any other non-audit services provided by the firm:

	2015	2014
Audit Fees	$620,997	$820,532
Audit Related Fees	10,716	27,327
Tax Fees	—	5,133
All Other Fees	57,319	35,320
Total Fees	$689,032	$888,312

Audit Fees.  This category includes fees related to the audit of our annual financial statements; review of financial statements included in our quarterly reports on Form 10-Q; the audit of management’s assessment of the effectiveness as well as the audit of the effectiveness of our internal control over financial reporting included in our Form 10-K as required by Section 404 of the Sarbanes-Oxley Act of 2002; and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements during those fiscal years.

Audit-Related Fees.  This category consists of assurance and related services provided by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Tax Fees.  This category consists of professional services rendered by the independent registered public accounting firm primarily in connection with our tax compliance activities, including the preparation of tax returns and technical tax advice related to the preparation of tax returns.

All Other Fees. This category consists of fees for other corporate services that are not included in the other categories of fees.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  The independent auditors are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval.

During fiscal 2015, the Audit Committee approved in advance all audit and non-audit services to be provided by KPMG LLP.  The Audit Committee has determined that the non-audit services rendered by KPMG LLP during fiscal years 2015 and 2014 were compatible with maintaining the independence of the respective independent registered public accounting firms.

Auditor Independence

In addition to the limitations on non-audit services, we periodically review our relationship with the independent auditors to ensure it meets the standards for independence.  During its tenure with us, neither KPMG nor any of its respective members or associates, had any financial interest in the business or affairs, direct or indirect, or any relationship with us other than in connection with its duties as our independent auditors.  Prior to engaging EKSH for 2016, we determined that neither EKSH nor any of its respective members or associates, has any financial interest in the business or affairs, direct or indirect, or any relationship with us other than in connection with its duties as our independent auditors.

We expect representatives of EKSH to attend the 2016 Annual Meeting to be available to answer questions and make a statement if they wish.

Shareholder Proposals

We are not aware of any shareholder proposals for the 2016 Annual Meeting. We anticipate that the next annual meeting of shareholders will be held in June 2017.  Any shareholder who desires to submit a proper proposal for inclusion in the proxy materials related to the next annual meeting of shareholders must do so in writing in accordance with Rule 14a-8 of the 1934 Act, and it must be received at our principal executive offices no later than December 30, 2016 in order to be considered for inclusion in the proxy statement for the 2017 annual meeting of shareholders.  Shareholders who intend to nominate a director at the 2017 annual meeting of shareholders without including such proposal in the 2017 proxy statement must provide us with notice of such proposal no later than ninety days before the date of the annual meeting, or within twenty days from any announcement of the annual meeting details, if such announcement is made within ninety days or less from the date of the meeting.  Shareholders who intend to present any other proposals without including such proposal in the 2016 proxy statement must provide notice to us of such proposal no later than March 17, 2017.  For proposals sought to be included in our proxy statement, the proponent must be a record or beneficial owner entitled to vote on such proposal at the next annual meeting and must continue to own such security entitling such right to vote through the date on which the meeting is held.

Voting and Meeting Information

proxy solicitation and document request information

How We Will Solicit Proxies

Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person, and we will pay the solicitation costs, if any. We may use the services of our directors, officers, employees and contractors to solicit proxies, personally or by telephone, but at no additional salary or compensation.  We will also request banks, brokers and others who hold our common stock in nominee names to distribute proxy soliciting materials to beneficial owners and will reimburse these institutions for their reasonable out-of-pocket expenses.

The cost of the meeting, including the cost of preparing and mailing the meeting materials, will be borne by us.

How We Use the E-Proxy Process (Notice & Access)

Since 2012, we have distributed proxy materials to certain of our shareowners over the Internet by sending them a Notice of Internet Availability of Proxy Materials that explains how to access our proxy materials and vote online. Many other companies have transitioned to this more contemporary way of distributing annual meeting materials. This “e-proxy” process, which was approved by the U.S. Securities and Exchange Commission in 2007, expedites our shareholders’ receipt of these materials, lowers the costs of proxy solicitation and reduces the environmental impact of our annual meeting.

If you received a Notice and would like us to send you a printed copy of our proxy materials, please follow the instructions included in your Notice or visit the applicable online voting website and request printed materials to be mailed at no cost to you.

If you received printed materials and would like to sign up to receive proxy materials electronically in the future, you may do so by following the instructions below.

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If you are a record holder (you hold your shares directly with the Company) and you would like to receive future proxy materials electronically, please visit http://www.proxyvote.com and follow the instructions provided there to request electronic delivery. If you choose this option, you will receive an e-mail with links to access the materials and vote your shares, and your choice will remain in effect until you notify us that you wish to resume mail delivery of these documents.

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If you are a beneficial owner (you hold your shares through a bank, broker or other holder of record) and you would like to receive future proxy materials electronically, please refer to the information provided by that entity for instructions on how to elect this option.

How Documents Will Be Delivered to Beneficial Owners Who Share an Address (Householding of Proxy Materials)

If you are the beneficial owner, but not the record holder, of shares of the Company’s stock, and you share an address with other beneficial owners, your broker, bank or other institution is permitted to deliver a single copy of this proxy statement and our 2015 Annual Report for all shareholders at your address, unless a shareholder has asked the nominee for separate copies. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

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To receive separate copies: If you would like to receive a separate copy of this proxy statement and our 2015 Annual Report, or the materials for future meetings, you should notify your broker to discontinue householding and direct your written request to receive a separate notice, proxy statement and annual report to Gold Resource Corporation, Attention: Investor Relations, 2886 Carriage Manor Point, Colorado Springs, Colorado, 80906 or by calling (303) 320-7708, and we will promptly deliver them to you.

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To stop receiving separate copies: If you currently receive separate copies of these materials and wish to receive a single copy in the future, you will need to contact your broker, bank or other institution to request householding of these materials.

How Shareholders Can Request Copies of Our Annual Report

Upon request we will furnish to any shareholder without charge a copy of our annual report on Form 10-K. The annual report on Form 10-K includes a list of all exhibits thereto. We will furnish copies of such exhibits upon written request and payment of our reasonable expenses in so furnishing the exhibits. Each such request by a beneficial owner of our shares must include a good faith representation that, as of the record date, the person requesting was a beneficial owner of Gold Resource Corporation common stock entitled to vote at the annual meeting of shareholders. You may request a copy by writing to Jessica Browne, Corporate Secretary, c/o Gold Resource Corporation, 2886 Carriage Manor Point, Colorado Springs, CO 80906 or calling (303) 320-7708.

VOTING INFORMATION

Who May Vote

The Board of Directors has fixed the close of business on April 8, 2016 as the record date for the determination of shareholders entitled to notice of, and to vote at the meeting.  Only shareholders of record of our common stock at the close of business on that date are entitled to notice of, and to vote at the annual meeting.

A list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder beginning May 6, 2016 at our principal executive offices and at the annual meeting as required by Colorado law.

How You Can Vote Before the Meeting

We encourage shareholders to submit their votes in advance of the meeting. You can ensure that your shares are voted at the meeting by submitting your proxy by touch-tone telephone at (800) 690-6903 or the Internet at www.proxyvote.com (following the instructions on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials). Or, if you received your materials by mail, you can also complete and return the proxy or voting instruction form in the envelope provided.  If you vote in advance using one of these methods, you may still attend and vote at the meeting.

How You Can Vote in Person at the Meeting

Shareholders who attend the meeting in person may also vote at the annual meeting or may execute a proxy designating a representative to vote for them at the meeting.

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If you are a record holder (you hold your shares directly with the Company) you may cast a ballot provided at the meeting (please be prepared to present a picture ID at the meeting to determine voting eligibility).

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If you are a beneficial owner (you hold your shares through a bank, broker or other holder of record) you must obtain a proxy from that institution in advance of the meeting and bring it with you to hand in along with the ballot that you cast at the meeting.

How You Can Change Your Vote

You may change your vote by revoking your proxy at any time before it is exercised, which can be done by delivering written notice of revocation to us, by delivering a new proxy bearing a later date, or by voting in person at the meeting. (Presence at the meeting by a shareholder who has submitted a proxy does not in itself revoke the proxy.) If you are the beneficial owner of shares held for you in a brokerage, bank or other institutional account, you must contact that institution to revoke a previously authorized proxy.

How Many Securities Are Entitled to Vote

Our voting securities consist of our $0.001 par value common stock. As of the record date, there were 54,266,706 shares of common stock outstanding.  Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on. Treasury shares are not voted.

Voting Standards and Board Recommendations

Other than the matters identified below we know of no additional matters to be brought before the meeting:

VOTING ITEM	VOTING STANDARD	TREATMENT OF ABSTENTIONS & BROKER NON-VOTES	BOARD RECOMMENDATION
Election of directors	Plurality	Not counted as votes cast and therefore no effect	FOR
Approval of equity plan	Majority of votes cast	Not counted as votes cast and therefore no effect	FOR
Ratification of auditors*	Majority of votes cast	Not counted as votes cast and therefore no effect	FOR

* Routine Proposal

Quorum.  The presence in person or by proxy of not less than one-third of the outstanding common stock of the Company as of the record date will constitute a quorum for the transaction of business at the 2016 Annual Meeting.  For purposes of determining the presence of a quorum, shares present at the annual meeting that are not voted, such as abstentions and “broker non-votes,” will be treated as shares that are present at the meeting.  If a quorum is not present in person and by proxy at the meeting, or if fewer shares are present in person or by proxy than the minimum required to take action with respect to any proposal presented at the meeting, the chairman of the meeting or the shareholders entitled to vote at such meeting, present in person or by proxy, have the power to adjourn the meeting to a date not more than 120 days after the original record date without notice other than announcement at the meeting.

Broker Non-Votes.  Broker non-votes occur when a bank or broker has not received directions from its customer and does not have the discretionary authority to vote the customer’s shares.  Brokers are only permitted to exercise discretion and vote on “routine proposals” (such as ratification of the independent auditor) without instructions from their customers.

We Have a Plurality Voting Standard for Director Elections. The four nominees for director receiving the greatest number of votes cast at the meeting in person or by proxy will be elected.  You may vote “FOR” one or more of the nominees or you may vote “WITHHOLD” for one or more of the nominees. You may not cumulate your votes for the election of directors. At the 2016 Annual Meeting, a vacancy will be created by a director not standing for re-election. We intend to reduce the size of the board immediately following the meeting to eliminate the vacancy. Proxies cannot be voted for a greater number of directors than the number of nominees in the proxy statement.

How Proxies Will Be Voted

Proxies Will be Voted as Specified or as Recommended by the Board. The shares represented by all valid proxies that are received on time will be voted as specified. When a valid proxy form is received and it does not indicate specific choices, the shares represented by that proxy will be voted in accordance with the Board’s recommendations (in this case, “FOR” each director nominee and proposal).

What Happens if Other Matters are Properly Presented at the Meeting? If any matter not described in this proxy statement is properly presented for a vote at the meeting, the persons named on the proxy form will vote in accordance with their judgment.

What Happens if a Director Nominee is Unable to Serve? We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the Board can either nominate a different individual or reduce the Board’s size. If it nominates a different individual, the shares represented by all valid proxies will be voted for that nominee.

attending the meeting

WHEN:	June 15, 2016
8:00 a.m. Mountain Time

WHERE:	The Mining Exchange (a Wyndham Grand Hotel)
8 South Nevada Avenue Colorado Springs, CO 80903

We invite all Gold Resource Corporation shareholders to attend the 2016 Annual Meeting. Your attendance in person at the meeting does not automatically revoke a proxy previously submitted by you and we encourage shareholders to cast their votes by proxy even if they intend to attend the meeting. Shareholders wishing to vote in person at the Annual Meeting must follow the instructions for voting in person discussed on page 31.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

The principal executive office of our Company is located at 2886 Carriage Manor Point, Colorado Springs, CO 80906.  Our telephone number at this address is (303) 320-7708. Our common stock is traded on the NYSE MKT under the symbol “GORO.”

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information with the SEC.  The public may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549.  Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room.  As an electronic filer, our public filings are maintained on the SEC’s internet site that contains reports, proxy statements, and other information regarding issuers that file electronically with the SEC.  The address of that website is http://www.sec.gov.

Our annual report for the year ended December 31, 2015, including financial statements and schedules, is included with this proxy statement.

We maintain a company website at www.goldresourcecorp.com from which you can alternatively access the reports we file with the SEC. Our committee charters and other important corporate governance documents are also available on our website.

ANNEX A

GOLD RESOURCE CORPORATION
2016 EQUITY INCENTIVE PLAN

EFFECTIVE DATE:  [____________], 2016
Approved by Shareholders:  [____________], 2016
TERMINATION DATE:  [____________], 2026

ARTICLE 1 ESTABLISHMENT, PURPOSE, EFFECTIVE DATE, EXPIRATION DATE

1.1 ESTABLISHMENT.  Gold Resource Corporation, a Colorado corporation (the “Company”), hereby establishes the Gold Resource Corporation 2016 Equity Incentive Plan (the “Plan”).  The Plan will supersede and replace the Gold Resource Corporation Amended and Restated Non-Qualified Stock Option and Stock Grant Plan, effective as of March 4, 1999 (the “Prior Plan”).  No awards will be made pursuant to the Prior Plan on or after the Effective Date; provided, however, that the Prior Plan shall remain in effect until all awards granted under the Prior Plan have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants.

1.2 PURPOSE.  The purpose of the Plan is to advance the interests of the Company and its shareholders by enhancing the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives.  To further these objectives, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Grants, Stock Units, Performance Shares, Performance Share Units, and Performance Cash.  The Plan also permits the grant of Awards that qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code.  At the same time, the Plan permits the Committee, in the exercise of its discretion, to grant Awards to Covered Employees that do not qualify for the “performance-based compensation” exception.

1.3 EFFECTIVE DATE. The Plan will become effective on the date it is approved by the shareholders at the Company’s 2016 Annual Meeting (the “Effective Date”).

1.4 EXPIRATION DATE.  The Plan will expire on, and no Award may be granted under the Plan after, the tenth (10th) anniversary of the Effective Date (the “Expiration Date”).  Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 2 GLOSSARY; CONSTRUCTION

2.1 GLOSSARY.  When a word or phrase appears in this Plan document with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in Article 1 or in the attached Glossary, which is incorporated into and is part of the Plan. All of these key terms are listed in the Glossary.  Whenever these key terms are used, they will be given the defined meaning unless a clearly different meaning is required by the context.

2.2 CONSTRUCTION.  The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect.
ARTICLE 3 ELIGIBILITY AND PARTICIPATION

3.1 General Eligibility.  Persons eligible to participate in this Plan include all employees, officers, Non-Employee Directors of, and Consultants to, the Company or any Affiliate. Awards may also be granted to prospective employees or Non-Employee Directors but no portion of any such Award will vest, become exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company or its Affiliates.

3.2 Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award.

ARTICLE 4 ADMINISTRATION

4.1 GENERAL.  The Plan shall be administered by the Committee or, with respect to individuals who are Non-Employee Directors, the Board. All references in the Plan to the “Committee” shall refer to the Committee or Board, as applicable.  The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations as it may deem necessary or advisable to administer the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.  Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes of the Plan.

4.2 COMMITTEE RESPONSIBILITIES.  Subject to the provisions of the Plan, the Committee shall have the authority to: (a) designate the Participants who are entitled to receive Awards under the Plan; (b) determine the types of Awards and the times when Awards will be granted; (c) determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate; (d) determine the terms and conditions of any Award, including, but not limited to, the purchase price or exercise price or base value, the grant price, the period(s) during which such Awards shall be exercisable (whether in whole or in part); (e) any restrictions or limitations on the Award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; provided, however, that except in the case of a Change in Control, the Committee shall not have the authority to accelerate the vesting or waive the forfeiture restrictions on any Performance-Based Award; (f) determine whether, to what extent, and in what circumstances an Award may be settled in, or the exercise price or purchase price of an Award may be paid in cash, Stock, or other Awards, or other property, or whether an Award may be canceled, forfeited, exchanged or surrendered; (g) prescribe the form of each Award Agreement, which need not be the same for each Participant; (h) decide all other matters that must be determined in connection with an Award; (i) interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement; and (j) make all other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan.  The Committee shall also have the authority to modify existing Awards to the extent that such modification is within the power and authority of the Committee as set forth in the Plan.

4.3 Decisions Final.  The Committee shall have the authority to interpret the Plan and subject to the provisions of the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

ARTICLE 5 Shares available for grant

5.1 number of shares.  Subject to adjustment as provided in Section 5.4, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 5,000,000, which includes the 360,000 of shares of Stock that were authorized but unissued under the Prior Plan as of the Effective Date.  The shares of Stock delivered pursuant to any Award may consist, in whole or in part, of authorized by unissued Stock, treasury Stock not reserved for any other purposes, or Stock purchased on the open market.

5.2 share counting. The following rules shall apply solely for purposes of determining the number of shares of Stock available for grant under the Plan at any given time:

(a) In the event any Award granted under the Plan, or any award outstanding under the Prior Plan after the Effective Date is terminated, expired, forfeited, or canceled for any reason, the number of shares of Stock subject to such Award will again be available for grant under the Plan (i.e., any prior charge against the limit set forth in Section 5.1 shall be reversed).

(b) If shares of Stock are not delivered in connection with an Award because the Award may only be settled in cash rather than in Stock, no shares of Stock shall be counted against the limit set forth in Section 5.1.  If any Award may be settled in cash or Stock, the rules set forth in Section 5.2(a) shall apply until the Award is settled, at which time the underlying shares of Stock will be added back to the shares available for grant pursuant to Section 5.1 but only if the Award is settled in cash.

(c) The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares available for grant under Section 5.1 by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.

(d) Shares of Stock tendered to pay the exercise price of an Option or tendered, withheld or otherwise relinquished by a Participant to satisfy a tax withholding obligation arising in connection with an Award will not again become Stock available for grant under the Plan.  Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option will not increase or replenish the number of shares available for grant under Section 5.1.

(e) If the provisions of this Section 5.2 are inconsistent with the requirements of any regulations issued pursuant to Section 422 of the Code, the provisions of such regulations shall control over the provisions of this Section 5.2, but only as this Section 5.2 relates to Incentive Stock Options.

(f) The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for determining the number of shares of Stock that are available for grant under Section 5.1.
5.3 Award LIMITS. Notwithstanding any other provision in the Plan, and subject to adjustment as provided in Section 5.4:
(a) The maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be the same numeric limit set forth in Section 5.1.
(b) The maximum number of shares of Stock that may be granted to any one Participant during any 12-month period with respect to one or more Awards shall be 1,000,000.

(c) The maximum Performance Cash Award payable for any 12-month Performance Period to any one Participant is $1,000,000.  If the Performance Period exceeds 12 months, the dollar limit expressed in the preceding sentence shall be reduced or increased proportionately.

(d) The aggregate Grant Date Fair Market Value of Awards granted to any one Participant who is a Non-Employee Director during any one 12-month period with respect to one or more Awards shall be $500,000.

5.4 Adjustment in Capitalization.  In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the Committee shall make a proportionate adjustment in: (a) the number and class of shares of Stock made available for grant pursuant to Section 5.1; (b) the number of shares of Stock set forth in Section 5.3, 11.9, and any other similar numeric limit expressed in the Plan; (c) the number and class of and/or price of shares of Stock subject to then outstanding Awards; (d) subject to the limitations imposed on Performance-Based Awards, the performance targets or other goals applicable to any outstanding Awards; or (e) any other terms of an Award that are affected by the event.  Moreover, in the event of such transaction or event, the Committee, in its discretion may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced.  Any action taken pursuant to this Section 5.4 shall be taken in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in accordance with the requirements of Section 424(a) of the Code.

5.5 REPLACEMENT AWARDS.  In the event of any corporate transaction in which the Company or an Affiliate acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which awards of stock options, stock appreciation rights, restricted stock, or any other form of equity based compensation are then outstanding (the “Acquired Plan”), the Committee may make Awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number by rounding any fractional share to the nearest whole share.  Options or SARs issued pursuant to this Section 5.5 shall not be subject to the requirement that the exercise price of such Award not be less than the Fair Market Value of Stock on the date the Award is granted.  Shares used in connection with an Award granted in substitution for an award outstanding under an Acquired Plan under this Section 5.5 shall not be counted against the number of shares of Stock available for grant under Section 5.1.  Any shares of Stock authorized and available for issuance under the Acquired Plan shall, subject to adjustment as described in Section 5.4, be available for use in making Awards under this Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent with NYSE Rules (or rules of any other exchange upon which the Stock is then traded), as such Rules may be amended or replaced from time to time.

5.6 FRACTIONAL SHARES.  No fractional shares of Stock shall be issued pursuant to the Plan.  Unless the Committee specifies otherwise in the Award Agreement, or pursuant to any policy adopted by the Committee, cash will be given in lieu of fractional shares.  In the event of adjustment as provided in Section 5.4 or the issuance of replacement awards as provided in Section 5.5, the total number of shares of Stock subject to any affected Award shall always be a whole number by rounding any fractional share to the nearest whole share.

ARTICLE 6 STOCK OPTIONS

6.1 Options.  Subject to the terms and provisions of the Plan the Committee, at any time and from time to time, may grant Options to one or more Participants upon such terms and conditions and in such amounts, as shall be determined by the Committee. Options are also subject to the following additional terms and conditions:

(a) Exercise Price. No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date.

(b) Exercise of Option.  Options shall be exercisable at such times and in such manner, and shall be subject to such restrictions or conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

(c) Term of Option. Each Option shall expire at such time as determined by the Committee; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary the Grant Date.

(d) Payment.  The exercise price for any Option shall be paid in cash or shares of Stock held for longer than six (6) months (through actual tender or by attestation).  In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment including, without limitation, any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.  The Committee, in consideration of applicable accounting standards and applicable law, may waive the six (6) month share holding period described in the first sentence of this paragraph (d) in the event payment of an Option is made through the tendering of shares.

(e) Repricing of Options.  Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, an Option may not be amended, modified or repriced to reduce the exercise price after the Grant Date.  Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, an Option also may not be surrendered in consideration of a new Option having an exercise price below the exercise price of the Option being surrendered or exchanged.

(f) Nontransferability of Options.  No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.  Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of an Option to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.

6.2 INCENTIVE STOCK OPTIONS.  Incentive Stock Options shall be granted only to Participants who are employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 6.2:

(a) Exercise Price.  Subject to Section 6.2(e), the exercise price per share of Stock pursuant to any Incentive Stock Option shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value of one share of Stock as of the Grant Date.

(b) Term of Incentive Stock Option. In no event may any Incentive Stock Option be exercisable for more than ten (10) years from the Grant Date.
(c) Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:
(1) The Incentive Stock Option shall lapse ten (10) years from the Grant Date, unless an earlier time is set in the Award Agreement;
(2) The Incentive Stock Option shall lapse upon a Termination of Employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and

(3) If the Participant incurs a Termination of Employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of: (a) the scheduled termination date of the Option; or (b) twelve months after the date of the Participant’s Termination of Employment on account of death or Disability.  Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive

Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(d) Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e) Ten Percent Owners.  An Incentive Stock Option may be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Grant Date and the Option is exercisable for no more than five (5) years from the Grant Date.

(f) Right to Exercise. Except as provided in Section 6.2(c)(iii), an Incentive Stock Option may be exercised only by the Participant during the Participant’s lifetime.

(g) Limitation on Number of Shares Subject to Awards.  In accordance with Section 5.3(a), but subject to adjustment as provided in Section 5.4, the maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be the same numeric limit set forth in Section 5.1.

ARTICLE 7 STOCK APPRECIATION RIGHTS

7.1 Stock Appreciation Rights.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to one or more Participants upon such terms and conditions and in such amounts, as shall be determined by the Committee. SARs may be granted in connection with the grant of an Option, in which case the exercise of such SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised.  When SARs are granted in connection an Incentive Stock Option, the SARs shall have such terms and conditions as shall be required by Section 422 of the Code.  Alternatively, SARs may be granted independently of Options. SARs are also subject to the following additional terms and conditions:

(a) Base Value. No SAR shall be granted at a base value that is less than the Fair Market Value of one share of Stock on the Grant Date.

(b) Exercise of SARs.  SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall, in each instance approve, which need not be the same for all Participants.

(c) Term of SARs. Each SAR shall expire at such time as determined by the Committee; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary the Grant Date.

(d) Payment of SAR Amount.  Upon the exercise of a SAR, the Participant shall be entitled to receive the payment of an amount determined by multiplying: (i) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise, over the base value fixed by the Committee on the Grant Date; by (ii) the number of shares with respect to which the SAR is exercised. Payment for SARs shall be made in manner and at the time specified by the Committee in the Award Agreement. At the discretion of the Committee, the Award Agreement may provide for payment of SARs in cash, shares of Stock of equivalent value, or in a combination thereof.

(e) Repricing of SARs.  Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, a SAR may not be amended, modified or repriced to reduce the base value after the Grant Date.  Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, a SAR also may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having a base value below the base value of the SAR being surrendered or exchanged.

(f) Nontransferability of SARs.  No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all SARs granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.  Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of a SAR to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.

ARTICLE 8 RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Restricted Stock Awards are also subject to the following additional terms and conditions:

(a) Issuance and Restrictions.  Restricted Stock shall be subject to such conditions and/or restrictions as the Committee may impose (including, without limitation, limitations on transferability, the right to receive dividends, or the right to vote the Restricted Stock), which need not be the same for each grant or for each Participant.  These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as determined by the Committee.  Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock may not exercise voting rights with respect to the shares of Restricted Stock during the period of restriction.

(b) Forfeiture.  Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service in the case of a Consultant or Non-Employee Director) during the applicable period of restriction, Restricted Stock that is at that time subject to restrictions shall be forfeited.

(c) Evidence of Ownership for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine, which may include an appropriate book entry credit on the books of the Company or a duly authorized transfer agent of the Company.  If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

8.2 Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Restricted Stock Unit Awards are also subject to the following additional terms and conditions:

(a) Issuance and Restrictions.  Restricted Stock Unit Awards grant a Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, which need not be the same for each grant or for each Participant.  These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.

(b) Forfeiture.  Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service in the case of a Consultant or Non-Employee Director) during the applicable period of restriction, Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

(c) Form and Timing of Payment.  Payment for vested Restricted Stock Units shall be made in the manner and at the time designated by the Committee in the Award Agreement.  In the Award Agreement, the Committee may provide that payment will be made in cash or Stock, or in a combination thereof.

ARTICLE 9 STOCK GRANT AND STOCK UNITS

9.1 STOCK GRANTS.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Awards to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Subject to Section 5.3(e), a Stock Grant Award grants the Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions.  The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee.  A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

9.2 STOCK UNITS.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Unit Awards to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee.  Subject to Section 5.3(e), a Stock Unit Award grants the Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions.  A Stock Unit Award may be granted as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

ARTICLE 10 PERFORMANCE SHARES, PERFORMANCE SHARE UNITS, AND PERFORMANCE CASH

10.1 PERFORMANCE SHARES.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee.  A Performance Share grants the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals.  Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.  Unless otherwise provided in the Award Agreement, payment for vested Performance Shares shall be made in Stock.

10.2 PERFORMANCE SHARE UNITS.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Share Units to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee.  A Performance Share Unit grants the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals.  Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.  At the discretion of the Committee, the Award Agreement may provide for payment for vested Performance Share Units in cash, shares of Stock of equivalent cash value, or in a combination thereof.

10.3 PERFORMANCE CASH.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Cash to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee.  A Performance Cash Award grants the

Participant the right to receive an amount of cash depending on the satisfaction of any one or more Performance Goals.  Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.

10.4 PERFORMANCE GOALS.  The Performance Goal or Goals applicable to any Performance Share, Performance Share Unit or Performance Cash Award shall be based on the Performance Criteria selected by the Committee and designated in the Award Agreement.  The Performance Criteria applicable to any Performance Share, Performance Share Unit or Performance Cash Award granted to a Covered Employee that is designated as, or deemed to be, a Performance-Based Award pursuant to Section 11 shall be limited to the Performance Criteria specifically listed in the Glossary. The Performance Criteria applicable to any other Performance Share, Performance Share Unit or Performance Cash Award shall include the Performance Criteria specifically listed in the Glossary and such other criteria or factors as may be determined by the Committee and specified in the Award Agreement. Except as otherwise provided in Section 11 with respect to Performance-Based Awards to Covered Employees, the Committee shall retain the power to adjust the Performance Goals, the level of attainment of the Performance Goals or otherwise increase or decrease the amount payable with respect to any Award made pursuant to this Section 10.

ARTICLE 11 PERFORMANCE-BASED AWARDS

11.1 Purpose.  Section 162(m) of the Code limits the amount of the Company’s deductions for compensation payable to Covered Employees to $1,000,000 per year.  “Performance-based compensation” that meets the requirements set forth in Section 162(m) of the Code is not subject to this limitation.  The purpose of this Section 11 is to enable the Committee to qualify some or all of the Awards granted pursuant to Sections 8 and 10 as “performance-based compensation” pursuant to Section 162(m) of the Code.  If the Committee decides that a particular Award to a Covered Employee should qualify as “performance-based compensation,” the Committee will provide in the Award Agreement or otherwise that the Award is intended to be a Performance-Based Award.

11.2 Applicability.  This Section 11 shall apply only to Performance-Based Awards.  If this Section 11 applies, its provisions control over any contrary provision contained in any other section of this Plan or any Award Agreement.  The provisions of this Section 11 and any Award Agreement for a Performance-Based Award shall be interpreted in a manner consistent with the requirements of Section 162(m) of the Code.  If any provision of this Plan or any Award Agreement for a Performance-Based Award does not comply with or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

11.3 Committee Discretion with Respect to Performance-Based Awards.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of the Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal or Goals and whether the Performance Goal or Goals apply to the Company or an Affiliate or any division or business unit thereof or the Participant or any group of Participants. Depending on the Performance Criteria used to establish the Performance Goals, the Performance Goals may be stated in terms of absolute levels or relative to another company or to an index or indices.

11.4 Establishment of Performance Goals.   A Performance-Based Award shall provide for payment only upon the attainment of one or more pre-established, objective Performance Goals.  The Performance Goals, and the process by which they are established, shall satisfy all of the requirements of Section 162(m) of the Code.  By way of illustration, but not limitation, the following requirements must be satisfied:

(a) The Performance Goals shall be based solely on the Performance Criteria specifically identified in the Glossary;

(b) The Performance Goals shall be considered to be pre-established only if the Performance Goals are established by the Committee in writing not later than 90 days after the commencement of the Performance Period for such Award provided that: (i) the outcome must be substantially uncertain at the time the Committee establishes the Performance Goals; and (ii) in no event may the Committee establish the Performance Goals for any Performance-Based Award after 25% of the Performance Period for such Award has elapsed;

(c) A Performance Goal will be considered to be objective only if a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met;

(d) The Performance Goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Covered Employee if the Goal is attained.  For this purpose, the formula will be considered to be objective only if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Covered Employee; and

(e) The objective formula or standard must preclude discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the Performance Goal.

11.5 Performance Evaluation; Adjustment of Goals.  At the time a Performance-Based Award is first issued, the Committee, in the Award Agreement or in another written document, shall specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period, as the Committee deems appropriate: (a) judgments entered or settlements reached in litigation or regulator proceedings; (b) the write down or sale of assets; (c) the impact of any reorganization or restructuring; (d) the impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results; (e) items that are unusual in nature or infrequently occurring as described in Accounting Standards Update 2015-01 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders or Annual Report on Form 10-K, as the case may be, for the applicable year; (f) the impact of any mergers, acquisitions, spin-offs or other divestitures; and (g) foreign exchange gains and losses.

The inclusion or exclusion of these items shall be expressed in a form that satisfies the requirements of Section 162(m) of the Code.  The Committee, in its discretion, also may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants: (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

11.6 Adjustment of Performance-Based Awards.  Notwithstanding any provision herein to the contrary, the Committee may not make any adjustment or take any other action with respect to any Performance-Based Award that will increase the amount payable under any such Award.  The Committee shall retain the sole discretion to adjust Performance-Based Awards downward or to otherwise reduce the amount payable with respect to any Performance-Based Award.

11.7 CONTINUED EMPLOYMENT REQUIRED.  Unless otherwise provided in the relevant Award Agreement or in the case of a Change in Control, a Participant must be an employee of the Company or an Affiliate on the day a Performance-Based Award for such Performance Period is paid to the Participant.

11.8 Certification by Committee.  Notwithstanding any provisions to the contrary, the payment of a Performance-Based Award shall not occur until the Committee certifies, in writing, that the pre-established Performance Goals and any other material terms and conditions precedent to such payment have been satisfied. Committee certification is not required for compensation that is attributable solely to the increase in the value of the Company’s Stock.

11.9 Maximum Award Payable.  In accordance with Section 5.3, but subject to adjustment as provided in Section 5.4, the maximum Performance-Based Award (other than a Performance Cash Award of Performance Share Unit Award payable in cash) payable to any one participant for any 12-month Performance Period is 1,000,000 shares of Stock or the equivalent cash value. The maximum Performance Cash Award (or Performance Share Unit Award payable in cash) payable to any one Participant for any 12-month Performance Period is $1,000,000.  If the Performance Period exceeds 12 months, the dollar and share limits expressed in the preceding sentences shall be reduced or increased proportionately, as the case may be.  For example, if the Performance Period is three (3) years, the limit shall be increased by multiplying it by three.

11.10  MISCELLANEOUS.  The designation of a Covered Employee as a Participant for any Performance Period shall not in any manner entitle the Participant to receive a Performance-Based Award for such Performance Period.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant for any subsequent Performance Period.

ARTICLE 12 CHANGE IN CONTROL

12.1 double trigger vesting.  Notwithstanding any other provision in the Plan to the contrary, and except as otherwise provided in the applicable Change in Control transaction documents, in the event that an employee Participant incurs a Termination of Employment without Cause or for Good Reason within 12 months following a Change in Control, any Awards that are still outstanding following such Change in Control shall become fully vested and exercisable and all restrictions on such Awards shall lapse as of the date of the Participant’s Termination of Employment without Cause or Termination of Employment for Good Reason.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 422(d) of the Code or any successor provision, the excess Options shall be deemed to be Non-Qualified Stock Options.

12.2 PARTICIPANT CONSENT NOT REQUIRED.  Nothing in this Section 12 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change in Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Section 12 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board or Committee in connection with a Change in Control transaction.

ARTICLE 13 other provisions applicable to awards

13.1 award agreements.  All Awards shall be evidenced by an Award Agreement.  The Award Agreement shall include such terms and provisions as the Committee determines appropriate. The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee deems appropriate.

13.2 TERMINATION OF EMPLOYMENT OR SERVICE.  Subject to the provisions of this Plan, the Committee shall determine and set forth in the applicable Award Agreement the extent to which a Participant shall have the right to retain and/or exercise an Award following a Termination of Employment or (Termination of Service in the context of a Consultant or Non-Employee Director).  Such provisions need not be uniform among all types of Awards and may reflect distinctions based on the reasons for such terminations, including, but not limited to, death, Disability, a termination for Cause or reasons relating to the breach or threatened breach of restrictive covenants.

13.3 FORM OF PAYMENT.  Subject to the provisions of this Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company or any Affiliate on the grant, exercise, or settlement of any Award made be made in such form as determined by the Committee including, without limitation, cash, Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined by rules adopted by the Committee.

13.4 LIMITS ON TRANSFER.

(a) General.  Except as provided in Section 6.1(f), Section 7.1(f), Section 13.4(b) or Section 13.5, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse or, if applicable, until the expiration of any period during which any restrictions are applicable or any Performance Period as determined by the Committee.

(b) Transfer to Family Members.  The Committee shall have the authority to adopt a written policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member.  In the event an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution.  A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.

13.5 Beneficiaries.  Notwithstanding Section 13.4(a), a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and in accordance with Section 6.2(c)(iii), upon the Participant’s Disability.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

13.6 EVIDENCE OF OWNERSHIP.  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates, make any book entry credits, or take any other action to evidence shares of Stock pursuant to the exercise of any Award, unless and until the Company has determined, with advice of counsel, that the issuance and delivery of such certificates, book entry credits, or other evidence of ownership is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded.  All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Company deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Company may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Company may require that a Participant make such reasonable covenants, agreements, and representations as the Company, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

13.7 CLAWBACK.  Every Award issued pursuant to this Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the Securities and Exchange Commission and the final listing standards to be adopted by the NYSE pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.  By accepting an Award, each Participant consents to the potential forfeiture or recovery of his or her Awards pursuant to applicable law, listing standard, and/or Company clawback policy, and agrees to be bound by and comply with the clawback policy and to return the full amount required by the clawback policy.  As a condition to the receipt of any Award, a Participant may be required to execute any requested additional documents consenting to and agreeing to abide by the Company clawback policy as it may be amended from time to time.

ARTICLE 14 AMENDMENT, MODIFICATION, AND TERMINATION

14.1 AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN.  The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided however, that any such action of the Board shall be subject to approval of the shareholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Stock are listed.  Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee or the CEO the authority to approve non-substantive amendments to the Plan. Except as provided in Section 5.4, neither the Board, the CEO, nor the Committee may, without the approval of the shareholders: (a) reduce the exercise price or base value of any outstanding Award, including any Option or SAR; (b) increase the number of shares available under the Plan; (c) grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Grant Date; (d) reprice previously granted Options or SARs or take any action relative to any Options or SARs that would be treated as a repricing under applicable NYSE Listing Rules (or the rules of any exchange on which the Stock is then listed); (e) cancel any Option or SARs in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price or base value that is less than the exercise price or base value for the original Option or SAR; (f) extend the exercise period or term of any Option or SAR beyond 10 years from the Grant Date; (g) expand the types of Award available for grant under the Plan; or (h) expand the class of individuals eligible to participant in the Plan.

14.2 AWARDS PREVIOUSLY GRANTED.  No amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect in any material way the rights of the holder under any Award previously granted pursuant to the Plan without the prior written consent of the holder of the Award.  Such consent shall not be required if the change: (a) is required by law or regulation; (b) does not adversely affect in any material way the rights of the holder; (c) is required to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code or to comply with the requirements of Section 409A of the Code; or (d) is made pursuant to any adjustment described in Section 5.4.

14.3 PERFORMANCE-BASED AWARDS.  Except in the case of a Change in Control, the Committee shall not have the authority to amend an Award Agreement to accelerate the vesting or waive the forfeiture restrictions of any Performance-Based Award.  In addition, the Committee shall not take any other action that would cause a Performance-Based Award to fail to satisfy the requirements of the performance-based compensation exception to the deduction limitations imposed by Section 162(m) of the Code unless the Committee concludes that the deduction limitations will not become applicable or that the amendment is appropriate despite the deduction limitations imposed by Section 162(m) of the Code.

ARTICLE 15 TAX WITHHOLDING

The Company shall have the power to withhold, or require a Participant to remit to the Company, the minimum amount necessary to satisfy federal, state, and local withholding tax requirements on any Award under the Plan. The Company may permit the Participant to satisfy a tax withholding obligation by: (a) directing the Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant; (b) tendering previously-owned shares of Stock held by the Participant for six (6) months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant (which holding period may be waived in accordance with Section 6.1(d)); (c) a broker-assisted “cashless” transaction; or (d) personal check or other cash equivalent acceptable to the Company.

ARTICLE 16 INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his or her behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise.

ARTICLE 17 GENERAL PROVISIONS

17.1 No RIGHTS TO AWARDS.  No Participant or other person shall have any claim to be granted any Award and neither the Company nor the Committee is obligated to treat Participants and other persons uniformly.

17.2 Continued employment.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

17.3 Funding.  The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan.  Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder.  The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.

17.4 EXPENSES. The expenses of administering the Plan shall be borne by the Company.

17.5 No Shareholders Rights.  No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

17.6 Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.7 SUCCESSORS AND ASSIGNS.  The Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.

17.8 SUrvival of provisions.  The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any Agreement, and any other notices or agreements in connection therewith, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock.

17.9 Requirements of Law.  The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.  The Company shall be under no obligation to register pursuant to the Securities Act of 1933, any of the shares of Stock paid pursuant to the Plan.  If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.  The Committee shall impose such restrictions on any Award as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of the NYSE (or any other exchange upon which the Stock is then traded), and under any other blue sky or state securities law applicable to such Award.

17.10 Governing Law.  The place of administration of the Plan shall be conclusively deemed to be within the State of Colorado, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or any Award Agreement shall be governed by and construed exclusively and solely in accordance with the laws of the State of Colorado without regard to the conflict of laws provisions of any jurisdictions.  All parties agree to submit to the jurisdiction of the state and federal courts of Colorado with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.  The Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be either an employee pension or welfare benefit plan subject to ERISA.

17.11 Securities Law Compliance.  With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act.  Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act.  To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

17.12 Section 409A of the Code.

(a) General Compliance.  Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Units Awards, Performance Share Awards, Performance Share Unit Awards, Performance Cash and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code.  If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto.

(b) Delay for Specified Employees.  If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the six (6)

month period). Any amounts that would have been distributed during such six month period will be distributed on the day following the expiration of the six (6) month period.

(c) Prohibition on Acceleration or Deferral.  Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code.  If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period.  In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

Gold Resource Corporation

By:
Its:

GLOSSARY

(a)       “Affiliate” means any member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group.  In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3).

(b)       “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Grant, Stock Unit, Performance Share, Performance Share Unit, or Performance Cash Award granted to a Participant under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award.
(d) “Board” means the Company’s Board of Directors, as constituted from time to time.
(e) “Cause” means any of the following:
(1) Participant’s commission of, or assistance to or conspiracy with others to commit, fraud, misrepresentation, theft or embezzlement of Company assets;
(2) Participant’s material intentional violations of law or of material Company policies;
(3) Participant’s repeated insubordination or willful failure to substantially perform his or her employment duties or duties as a Non-Employee Director; or
(4) Participant’s willful engagement in conduct that is demonstrably and materially injurious to the Company or any Affiliate.
(f) “CEO” means the Chief Executive Officer of the Company.
(g) “Change in Control” means any of the following:
(1) The sale, lease, exchange or other transfer of all or substantially all of the Company’s assets in one transaction or in a series of related transactions;

(2)     any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becoming directly or indirectly the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities representing 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at the elections of directors; or

(3)     individuals who constitute the Board as of the Effective Date cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors comprising or deemed pursuant hereto to comprise the Board as of the Effective Date (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be, for purposes of this clause, considered as though such person were a member of the Board as of the Effective Date of the Plan.

(4)     For sake of clarity, a “Change in Control” will not be deemed to have occurred for purposes of the Plan until the transaction (or services of transactions) that would otherwise be considered a “Change in

Control” closes. The transfer of Stock or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change in Control” for purposes of this Plan. Notwithstanding the foregoing a “Change in Control” shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Section 409A of the Code unless such “Change in Control” constitutes a “change in control event” as defined in Section 409A of the Code and the regulations thereunder.

(h)       “Code” means the Internal Revenue Code of 1986, as amended.  All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.

(i)       “Committee” except as set forth in Section 4.1, means the Compensation Committee of the Board. At all times the Committee shall consist of at least two (2) or more individuals, each of whom qualifies as: (i) a “non-employee director” as defined in Rule 16b-3(b)(3) of the Exchange Act; (ii) an “outside director” as defined in Section 162(m) of the Code; and (iii) as “independent” for purposes of the applicable NYSE Listing Rules.

(j) “Company” means Gold Resource Corporation, a Colorado Company.

(k)       “Consultant” means a consultant or adviser that provides bona fide services to the Company or an Affiliate as an independent contractor and not as an employee; provided, however that such person may become a Participant in the Plan only if the Consultant: (i) is a natural person; and (ii) does not provide services in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities.

(l) “Covered Employee” means an Employee who is or could be a “covered employee” within the meaning of Section 162(m) of the Code.

(m)      “Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.  The permanence and degree of impairment shall be supported by medical evidence. For purposes of an Incentive Stock Option, “Disability” shall have the meaning ascribed to it in Section 22(e)(3) of the Code.

(n) “Effective Date” means the date the Plan is approved by the shareholders at the Company’s 2016 Annual Meeting.

(o)       “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.  All references to a section of ERISA shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of ERISA.

(p)       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. All references to the Exchange Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.

(q) “Expiration Date” means the tenth (10th) anniversary of the Effective Date.

(r)       “Fair Market Value” means, as of any date, the closing price for the Stock as reported on the NYSE MKT (or any other exchange on which the Stock is than listed) for that date or, if no prices are reported for that date, the closing price on the last day on which such prices were reported.

(s)       “Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.

(t) “Good Reason” means any of the following:
(1) A material reduction of Participant’s duties, authority or responsibilities, in effect immediately prior to such reduction;
(2) A material reduction of Participant’s then-existing base salary; or
(3) The Company’s decision to relocate a Participant’s principal place of work by more than 50 miles.
(u) “Grant Date” means the date the Committee approves the Award or a date in the future on which the Committee determines the Award will become effective.
(v) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
(w) “Non-Employee Director” means a member of the Company’s Board who is not a common-law employee of the Company.
(x) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
(y) “Option” means a right granted to a Participant under Section 7. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
(z) “Participant” means a person who has been granted an Award under the Plan.

(aa)     “Performance-Based Awards” means an Award intended to satisfy the requirements of the performance-based compensation exception to the limitations imposed by Section 162(m) of the Code on the tax deductibility of compensation payable to Covered Employees.

(bb) “Performance Cash” means a right granted to a Participant pursuant to Section 10.

(cc)     “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals are limited to the following:  net operating income before taxes and extraordinary charges against income; earnings before interest, and taxes; earnings before interest, taxes, depreciation, and amortization; pre- or after-tax net earnings; sales growth; production levels; unit costs; operating earnings; operating cash flow; return on net assets; return on shareholders’ equity; return on assets; return on capital; Stock price growth; shareholder returns; gross or net profit margin; earnings per share; price per share of Stock; market share; revenue; income; safety objectives; environmental objectives; and completion of major projects.  The Performance Criteria that will be used to establish Performance Goals with respect to any Award other than a Performance-Based Award that is subject to Article 11 will include the above-listed Performance Criteria and such other criteria as may be set forth in the applicable Award Agreement.  Any of the Performance Criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies.  Financial Performance Criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards.  The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a particular Performance Period for a particular Participant.

(dd)     “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall

Company performance or the performance of a division, business unit or an individual.  The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

(ee)     “Performance Period” means the one or more periods of time (but not less than 12 months), which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

(ff) “Performance Share” means a right granted to a Participant under Section 10.
(gg) “Performance Share Unit” means a right granted to a Participant under Section 10.
(hh) “Plan” means this Gold Resource Corporation 2016 Stock Incentive Plan, as amended from time to time.
(ii) “Prior Plan” means the Gold Resource Corporation Amended and Restated Non-Qualified Stock Option and Stock Grant Plan.
(jj) “Restricted Stock” means Stock granted to a Participant under Section 9.
(kk) “Restricted Stock Unit” means a right granted to a Participant under Section 9.

(ll)      “Securities Act” means the Securities Act of 1933, as amended from time to time. All references to the Securities Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Securities Act.

(mm)  “Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code.  In that limited context, the term “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is less than 50% of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A‑1(h)(1)(ii).  Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, medical or sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant’s right to reemployment with the Company or a Affiliate is provided either by statute or contract).  If the Participant’s period of leave exceeds six (6) months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six (6) month period.  Whether a Termination of Employment has occurred will be determined based on all of the facts and circumstances and in accordance with Section 409A of the Code.

In the case of a Non-Employee Director, Separation from Service means that such member has ceased to be a member of the Board.  Whether an independent contractor consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A‑1(h).

(nn)   “Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treasury Regulation Section 1.409A-1(i).  The identification date for determining whether any employee is a Specified Employee during any calendar year shall be the September 1 preceding the commencement of such calendar year.

(oo) “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Section 5.

(pp) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 7.
(qq) “Stock Grant Award” means a right granted to a Participant under Section 9.
(rr) “Stock Unit” means a right granted to a Participant under Section 9.

(ss)    “Termination of Employment” or Termination of Service” means the cessation of performance of services for the Company.  For this purpose, the transfer of a Participant among the Company and any Affiliate, or transfer from a position as a member of the Board to Employee, shall not be considered a Termination of Service or a Termination of Employment with the Company.  In the context of an Award that is subject to the requirements of Section 409A of the Code, the terms “Termination of Service” and “Termination of Employment” mean a Separation from Service.

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voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. GOLD RESOURCE CORPORATION 2886 CARRIAGE MANOR POINT COLORADO SPRINGS, CO 80906 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Bill M. Conrad 02 Jason D. Reid 03 Gary C. Huber 04 Alex Morrison The Board of Directors recommends you vote FOR the following proposals: 2. Approve the Gold Resource Corporation 2016 Equity Incentive Plan. For 0 0 Against 0 0 Abstain 0 0 3. Ratify EKS&H LLLP as independent registered public accounting firm for 2016. NOTE: Other Business: To transact such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000292614_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . GOLD RESOURCE CORPORATION Annual Meeting of Shareholders June 15, 2016 8:00 AM This proxy is solicited by the Board of Directors Bill Conrad or Jason Reid, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Gold Resource Corporation to be held on June 15, 2016 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Continued and to be signed on reverse side 0000292614_2 R1.0.1.25